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                                                                       EXHIBIT 6

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                              ACQUISITION AGREEMENT

                                  BY AND AMONG

                              BIPER, S.A. DE C.V.,

                           MOVIL ACCESS, S.A. DE C.V.,

                       BELL ATLANTIC INTERNATIONAL, INC.,

                   BELL ATLANTIC LATIN AMERICA HOLDINGS, INC.,

                    BELL ATLANTIC NEW ZEALAND HOLDINGS, INC.

                                       AND

                             VODAFONE AMERICAS B.V.

                            Dated as of June 12, 2003

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                              ACQUISITION AGREEMENT

                  ACQUISITION AGREEMENT, dated as of June 12, 2003 (this "Agreement"), by and among, BIPER, S.A. DE C.V., a corporation organized and existing under the laws of the United Mexican States ("Parent"), MOVIL ACCESS, S.A. DE C.V., a corporation organized and existing under the laws of the United Mexican States and a wholly owned subsidiary of Parent ("Sub", and together with Parent, the "Purchasers"), BELL ATLANTIC INTERNATIONAL, INC., a corporation organized and existing under the laws of Delaware ("BAII"), BELL ATLANTIC LATIN AMERICA HOLDINGS, INC., a corporation organized and existing under the laws of Delaware ("BALAH"), BELL ATLANTIC NEW ZEALAND HOLDINGS, INC., a corporation organized and existing under the laws of Delaware ("BANZHI", and collectively with BAII and BALAH, the "Verizon Selling Shareholders"), and VODAFONE AMERICAS B.V., a limited liability company organized and existing under the laws of The Netherlands ("Vodafone," and together with the Verizon Selling Shareholders, the "Sellers").

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, Parent intends to cause Sub, and Sub intends, to acquire for cash all of the issued and outstanding capital stock of Grupo Iusacell, S.A. de C.V., a variable stock company organized and existing under the laws of the United Mexican States (the "Company"), which is comprised of series A shares without par value (the "Series A Shares"), series V shares of the Company, without par value (the "Series V Shares"), and American Depositary Shares, each representing one hundred (100) Series V Shares, of the Company ("ADSs", and together with the Series A Shares and the Series V Shares, the "Securities"), pursuant to concurrent tender offers in Mexico for all of the Series A Shares and all of the Series V Shares (the "Mexican Offer") and in the United States for all of the ADSs (the "U.S. Offer" and together with the Mexican Offer, the "Offers");

                  WHEREAS, as of the date hereof the Verizon Selling Shareholders own, either beneficially or of record, in the aggregate, 657,966,431 Series A Shares, 74,752,002 Series V Shares and 14,000 ADSs representing approximately 39.4% of the total capital stock of the Company (collectively, the "Verizon Shares");

                  WHEREAS, as of the date hereof Vodafone owns, directly or indirectly, and either beneficially or of record, 303,326,053 Series A Shares and 339,617,555 Series V Shares representing approximately 34.5% of the total capital stock of the Company (collectively, the "Vodafone Shares");

                  WHEREAS, the Verizon Selling Shareholders have agreed to tender the Verizon Shares (other than ADSs) into the Mexican Offer and the ADSs into the U.S. Offer and Vodafone has agreed to tender the Vodafone Shares into the Mexican Offer in accordance with the terms of this Agreement and the Escrow Agreement; and

                  WHEREAS, the respective Boards of Directors of Parent, Sub, Verizon and Vodafone have approved this Agreement.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements herein contained, the parties intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.1. Definitions. When used in this Agreement, the following terms shall have the respective meanings specified therefor below.

                  "Acquisition Proposal" shall mean (i) any inquiry, proposal or offer from any Person or group relating to any direct or indirect acquisition or purchase of all or substantially all of the consolidated assets of the Company and its Subsidiaries or a majority of the issued and outstanding capital stock of the Company or any of its Subsidiaries, (ii) any tender offer or exchange offer that, if consummated, would result in any Person beneficially owning a majority of the issued and outstanding capital stock of the Company or any of its Subsidiaries, or (iii) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries, in each case other than the transactions contemplated by this Agreement.

                  "ADS" shall have the meaning set forth in the first recital hereto.

                  "Affiliate" of any Person shall mean, when used with reference to a specific Person, any Person that at the time of determination of Affiliate status directly or indirectly, whether through one or more intermediaries, controls, is controlled by or is under common control with such specific Person. Notwithstanding the foregoing, for purposes of this Agreement each of the Verizon Selling Shareholders and their respective Affiliates (other than the Company and its Subsidiaries) and Vodafone and its Affiliates (other than the Company and its Subsidiaries) shall be deemed to not be Affiliates of the Company and its Subsidiaries.

                  "Agreement" shall have the meaning set forth in the preamble hereto.

                  "BAII" shall have the meaning set forth in the preamble hereto.

                  "BALAH" shall have the meaning set forth in the preamble hereto.

                  "Bankruptcy Event" shall mean any of the following actions by the Company or any of its Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

                  (i) commencement of a voluntary case or filing a request or petition for a writ of execution to initiate bankruptcy or concurso mercantil proceedings or to have itself or one or more of its Subsidiaries adjudicated as bankrupt;

                  (ii) consenting to the entry of an order for relief against the Company or any of its Subsidiaries in an involuntary case;

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                  (iii)    consenting to the appointment of a custodian of the
         Company or any of its Subsidiaries or for any substantial part of its property;

                  (iv) making a general assignment for the benefit of the Company's or any of its Subsidiaries' creditors; or

                  (v) proposing or agreeing to an accord or composition in bankruptcy between the Company and/or any of its Subsidiaries and its or their respective creditors.

                  "Bankruptcy Law" means Title 11, United States Code, or any similar federal or state law for the relief of debtors or the administration or liquidation of debtors' estates for the benefit of their creditors, and the Mexican Ley de Concursos Mercantiles, or any similar federal or state law for the relief of debtors or the administration or liquidation of debtors' estates for the benefit of their creditors.

                  "BANZHI" shall have the meaning set forth in the preamble hereto.

                  "Business Day" shall mean any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in New York, New York or in Mexico City, Mexico.

                  "Closing" shall mean the acceptance for payment by Sub of the Securities pursuant to the Offers.

                  "Closing Date" shall mean the date and time at which the Closing occurs.

                  "CNBV" shall mean the Comision Nacional Bancaria y de Valores (National Banking and Securities Commission) of Mexico.

                  "CNIE" shall mean the Comision Nacional de Inversiones Extranjeras (National Commission of Foreign Investment) of Mexico.

                  "COFECO" shall mean the Comision Federal de Competencia of Mexico.

                  "COFETEL" shall mean the Comision Federal de
Telecomunicaciones of Mexico.

                  "Commencement Date" shall mean the date on which the Offers are first published, sent or given to the shareholders of the Company.

                  "Commitment" shall mean (i) options, warrants, convertible securities, exchangeable securities, subscription rights, conversion rights, exchange rights, or other Contracts that could require a company to issue shares of capital stock or to sell shares of capital stock it owns in another company;
(ii) any other securities convertible into, exchangeable or exercisable for, or representing the right to subscribe for any shares of capital stock of a company or owned by a company; (iii) statutory pre-emptive rights or pre-emptive rights granted under a company's organizational documents; and (iv) stock appreciation rights, phantom stock, profit participation, or other similar rights with respect to a company.

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                  "Company" shall have the meaning set forth in the first
recital hereto.

                  "Contracts" shall mean any written contracts, agreements or instruments.

                  "Custodial Account" shall have the meaning set forth in the Escrow Agreement.

                  "$" shall mean U.S. dollars.

                  "Early Termination Notice" shall have the meaning set forth in
Section 10.20.

                  "Escrow Agent" shall mean The Bank of New York, a New York banking corporation.

                  "Escrow Agreement" shall mean the Escrow Agreement dated as of June 12, 2003, by and among Parent, Sub, the Verizon Selling Shareholders, Vodafone, and the Escrow Agent.

                  "Escrow Amount" shall have the meaning set forth in the Escrow Agreement.

                  "Escrow Fund" shall have the meaning set forth in the Escrow Agreement.

                  "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Expiration Date" shall have the meaning set forth in Section 2.3(c).

                  "FCC" shall mean the United States Federal Communications Commission.

                  "FCC 214 License" shall mean the authorization under Section 214 of the United States Communications Act of 1934 granted to Iusatel USA, Inc.

                  "Folleto Informativo" shall have the meaning set forth in
Section 2.4(a).

                  "FTC" shall mean the United States Federal Trade Commission.

                  "Governmental Entity" shall mean any nation or sovereign entity, or any state, territory, possession, county, municipality or other subdivision thereof, or any court, tribunal, department, commission, ministry, agency, board, bureau, dependency or other instrumentality thereof (including all functionaries and representatives thereof acting in their official or authorized capacity) including the COFECO, the CNBV, the CNIE, the COFETEL, the FTC, the FCC and the SEC.

                  "HSR Act" shall mean the Hart-Scott-Rodino-Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                  "Indemnified Parties" shall have the meaning set forth in
Section 7.11(b).

                  "Indemnifying Party" shall have the meaning set forth in
Section 10.19.

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                  "Indenture" shall mean the Indenture dated as of December 16,
1999 by and among the Company, Verizon and The Bank of New York, as trustee.

                  "Initial FCC 214 License Transfer" shall have the meaning set forth in Section 7.16.

                  "Lien" shall mean, whether absolute, accrued, contingent or otherwise, any mortgage, lien (other than statutory liens covering taxes not yet due and payable), lease, pledge, encumbrance, charge, restriction, security interest, judgment lien, claim, license, easement, purchase option, call or similar right of a third party, right of a third party under any voting or shareholder agreement or other restriction (including restrictions on assignment or transfer other than such restrictions arising pursuant to applicable securities laws), proxy, limitation on voting rights or adverse claim.

                  "Losses" shall have the meaning set forth in Section 7.10(c).

                  "Mexican GAAP" shall mean generally accepted accounting principles of Mexico consistently applied, as in effect from time to time.

                  "Mexican Letter of Transmittal" shall have the meaning set forth in Section 2.4(a).

                  "Mexican Offer" shall have the meaning set forth in the first recital hereto.

                  "Mexican Offer Documents" shall have the meaning set forth in
Section 2.4(a).

                  "Mexican Securities Markets Law" shall mean the Mexican Ley del Mercado de Valores and the rules and regulations promulgated thereunder.

                  "Mexican Stock Exchange" shall mean the Bolsa Mexicana de Valores, S.A. de C.V.

                  "Non-Disclosure Agreement" shall have the meaning set forth in
Section 7.2.

                  "Offer Conditions" shall have the meaning set forth in Section 2.2.

                  "Offer Documents" shall mean the Mexican Offer Documents and the U.S. Offer Documents.

                  "Offer Price" shall have the meaning set forth in Section 2.1.

                  "Offer to Purchase" shall have the meaning set forth in
Section 2.4(b).

                  "Offers" shall have the meaning set forth in the first recital hereto.

                  "Opco" shall mean Grupo Iusacell Celular, S.A. de C.V.

                  "Opco Credit Agreement" shall mean the Amended and Restated Credit Agreement, dated as of July 25, 1997, as amended and restated as of March 29, 2001 among

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Opco, the lenders party thereto, and The Chase Manhattan Bank, as Administrative
Agent and Collateral Agent, as amended by First Amendment and Waiver dated as of December 7, 2001 and the Second Amendment and Waiver dated as of April 28, 2003.

                  "Opco Indenture" shall mean the Indenture dated as of July 25, 1997 among Opco, certain subsidiaries of Opco and First Union National Bank, as trustee.

                  "Parent" shall have the meaning set forth in the preamble hereto.

                  "Parent Balance Sheet" shall have the meaning set forth in
Section 6.6(a).

                  "Parent Balance Sheet Date" shall have the meaning set forth in Section 6.6(a).

                  "Parent Unaudited Balance Sheet" shall have the meaning set forth in Section 6.6(a).

                  "Parent Unaudited Balance Sheet Date" shall have the meaning set forth in Section 6.6(a).

                  "Person" shall mean and include an individual, a partnership, a limited liability partnership, a joint venture, a corporation, a limited liability company, a trust, a business trust, an unincorporated organization, a group and a Governmental Entity.

                  "Purchasers" shall have the meaning set forth in the preamble hereto.

                  "Purchasers Disclosure Letter" shall have the meaning set forth in the preamble to Article VI.

                  "Purchasers Material Adverse Effect" shall mean any event, change, occurrence, effect, fact or circumstance having a material adverse effect on the ability of the Purchasers to perform their obligations under this Agreement or to consummate the transactions contemplated hereby on a timely basis.

                  "Regulatory Laws" shall mean (i) all statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws promulgated and enforced by the COFECO, the CNIE and the COFETEL and other federal and state statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws of Mexico that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade generally, which relate to the regulation of foreign investment or which relate to the regulation of the telecommunications industry in Mexico and (ii) the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, the Communications Act of 1934, as amended and all other federal and state statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws of the United States that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or which relate to the regulation of the telecommunications industry in the United States.

                  "Releasees" shall have the meaning set forth in Section 10.17.

                  "Required FCC Consent" shall mean the approval of the FCC for the transfer of the FCC 214 License which would result from the consummation of the Offers.

                  "Resolutions" shall have the meaning set forth in Section 7.6.

                  "Restructuring" shall have the meaning set forth in Section 7.5(b).

                  "Schedule TO" shall have the meaning set forth in Section 2.4(b).

                  "SEC" shall mean the United States Securities and Exchange Commission.

                  "Securities" shall have the meaning set forth in the first recital hereto.

                  "Sellers" shall have the meaning set forth in the preamble hereto.

                  "Series A Shares" shall have the meaning set forth in the first recital hereto.

                  "Series V Shares" shall have the meaning set forth in the first recital hereto.

                  "Shareholders Agreement" shall mean the Shareholders Agreement dated as of March 30, 2001, by and among the Company, the Verizon Selling Shareholders and Vodafone.

                  "Shareholders Meetings" shall have the meaning set forth in
Section 7.6.

                  "Sub" shall have the meaning set forth in the preamble hereto.

                  "Subsequent FCC 214 License Transfer" shall have the meaning set forth in Section 7.16.

                  "Subsidiary", with respect to any Person, shall mean any entity in which such Person or any of its Subsidiaries owns or has the power to vote more than fifty percent (50%) of the equity interests in such entity having general voting power to participate in the election of the governing body of such entity.

                  "Superior Proposal" shall mean an Acquisition Proposal that
(i) offers the holders of Securities consideration consisting solely of dollars and/or Pesos having a greater value than the Offers; (ii) contains no greater conditionality than the transactions contemplated by this Agreement (including, without limitation, any financing contingency); and (iii) is reasonably determined by the Verizon Selling Shareholders and Vodafone in good faith (in their capacity as holders of Securities), and after consultation with outside counsel, after considering all terms and conditions of such Acquisition Proposal, including the likelihood and timing of its consummation, that the Acquisition Proposal will result in a transaction that is more favorable to the holders of Securities than the Offers.

                  "Termination Date" shall have the meaning set forth in Section 9.1(c)(v).

                  "Third Party Claim" shall have the meaning set forth in
Section 10.19.

                  "Unefon" shall mean Unefon, S.A. de C.V.

                  "U.S. Letter of Transmittal" shall have the meaning set forth in Section 2.4(b).

                  "U.S. Offer" shall have the meaning set forth in the first recital hereto.

                  "U.S. Offer Documents" shall have the meaning set forth in
Section 2.4(b).

                  "Verizon" shall mean Verizon Communications Inc., a corporation organized and existing under the laws of Delaware.

                  "Verizon Securities" shall have the meaning set forth in
Section 3.1.

                  "Verizon Selling Shareholders" shall have the meaning set forth in the preamble hereto.

                  "Verizon Selling Shareholders Disclosure Letter" shall have the meaning set forth in the preamble to Article IV.

                  "Verizon Selling Shareholders Material Adverse Effect" shall mean any event, change, occurrence, effect, fact or circumstance having a material adverse effect on the ability of Verizon Selling Shareholders, taken as whole, to perform their obligations under this Agreement or to consummate the transactions contemplated hereby on a timely basis.

                  "Verizon Shares" shall have the meaning set forth in the second recital hereto.

                  "Vodafone" shall have the meaning set forth in the preamble hereto.

                  "Vodafone Disclosure Letter" shall have the meaning set forth in the preamble to Article V.

                  "Vodafone Material Adverse Effect" shall mean any event, change, occurrence, effect, fact or circumstance having a material adverse effect on the ability of Vodafone to perform its obligations under this Agreement or to consummate the transactions contemplated hereby on a timely basis.

                  "Vodafone Securities" shall have the meaning set forth in
Section 3.2.

                  "Vodafone Shares" shall have the meaning set forth in the third recital hereto.

                  Section 1.2. Other Definitional Provisions. (a) The words "hereof", "herein", and "hereunder" and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

                  (b) The term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.

                  (c) Terms defined in the singular have a comparable meaning when used in the plural, and vice versa.

                  (d) Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

                  (e) The terms "dollars" and "$" mean United States dollars. The terms "Ps." and "Pesos" mean Mexican Pesos.

                                   ARTICLE II

                                  TENDER OFFERS

                  Section 2.1. Agreement to Commence Offers. As promptly as practicable after the date hereof and after satisfaction of the conditions set forth in Section 8.1, Parent shall cause Sub to, and Sub shall, commence the Offers at a price equal to (i) in the Mexican Offer, at the election of the offerees, either Ps. 0.05712180 per Series A Share and Ps. 0.05712180 per Series V Share or the dollar equivalent of such Peso amount calculated as the average of the exchange rates reported on each of the five (5) consecutive Business Days ending two (2) Business Days prior to the Expiration Date by Reuters and Bloomberg on their FXBENCH page as the closing rate for the exchange of Pesos and dollars, in cash to each tendering holder of Securities and (ii) in the U.S. Offer, the dollar equivalent of Ps. 5.712180 per ADS and, to the extent required by applicable law or regulation, the Series A Shares and/or Series V Shares at the same dollar equivalent price per share as in the Mexican Offer, calculated in the same manner as described in (i), in cash to each tendering holder of Securities. Sub may, in its sole discretion, but subject to compliance with the Mexican Securities Market Laws and the Exchange Act, increase the Offer Price for any reason on or before the Expiration Date so long as the share price increase is ratably applicable to each Security. The initial price per Security, or any higher amount per Security as may be offered in the Offers in accordance with the foregoing, is hereinafter referred to as the "Offer Price". The Offer Price shall be appropriately adjusted to reflect any reclassification, recapitalization, share split or combination, exchange or readjustment of any of the Securities or any share or other dividend thereon. If the Offer Conditions shall have been satisfied on the Expiration Date, Parent shall cause Sub, and Sub agrees, to accept for payment all Securities tendered into the Offers (and not withdrawn) on the Expiration Date, and Parent shall cause Sub, and Sub further agrees, to pay for all Securities tendered into the Offers and accepted for payment at such time as may be required by applicable law.

                  Section 2.2. Conditions to the Offers. The Offer Documents shall contain those conditions identified in Annex A hereto as conditions to Sub's obligation to accept for payment Securities tendered into the Offers (the "Offer Conditions"). The obligation of Sub to accept for payment, and pay for, Securities tendered and not withdrawn shall be subject only to the Offer Conditions.

                  Section 2.3. Modifications and Extensions of the Offers. (a) Sub shall not, without the express written consent of each of the Verizon Selling Shareholders and Vodafone, extend the Offers (except as provided in Section 2.3(c) or as required by applicable law or regulation), impose additional conditions to the Offers, reduce the number of Securities sought in the Offers, decrease the Offer Price or change the form of consideration payable in the Offers, waive any of the Offer Conditions (except as provided in paragraph (c) of the Offer Conditions) or otherwise amend or modify any term of the Offers or terminate the Offers; provided, however, that Sub may, without the consent of each of the Verizon Selling Shareholders and Vodafone, modify or amend (but not extend) the Offers (provided that any such modification or amendment shall not impose additional conditions to the Offers, reduce the number of Securities sought in the Offers or decrease the Offer Price or change the form of consideration payable in the Offers) to the extent that such modifications or amendments do not adversely affect the offerees or to the extent required by applicable law or regulation.

                  (b) The date of expiration of the Offers shall initially be twenty-one (21) Business Days after the commencement of the U.S. Offer.

                  (c) If on any date the Offers are scheduled to expire the Offer Conditions have not been satisfied (or waived as provided in paragraph (c) of the Offer Conditions), Sub shall extend the Offers in increments of five (5) Business Days until all the Offer Conditions have been satisfied (or waived as provided in paragraph (c) of the Offer Conditions); provided that Sub shall not be required to extend the Offers to a date that is later than the Business Day immediately preceding the Termination Date. The date and time on which the Offers actually expire is referred to herein as the "Expiration Date".

                  Section 2.4. Purchasers Filings. (a) As promptly as practicable (but in any event not later than fifteen (15) Business Days following the date of this Agreement), the Purchasers shall file with the CNBV and the Mexican Stock Exchange a document entitled "Folleto Informativo" (together with all amendments and supplements thereto, the "Folleto Informativo") with respect to the Mexican Offer. Together with the Folleto Informativo the filing shall include a letter of transmittal (the "Mexican Letter of Transmittal") and a summary advertisement, as well as all other information and exhibits required by law (which Folleto Informativo, Mexican Letter of Transmittal, summary advertisement and such other information and exhibits, together with any supplements or amendments thereto, are referred to herein collectively as the "Mexican Offer Documents"). The Verizon Selling Shareholders and their counsel and Vodafone and its counsel shall be given reasonable opportunity to review and comment upon the Mexican Offer Documents prior to their filing with the CNBV and the Mexican Stock Exchange. The Mexican Offer Documents (i) will comply in all material respects with the provisions of applicable Mexican securities laws and (ii) on the date filed with the CNBV and the Mexican Stock Exchange and the date first published, sent or given to the holders of the Securities, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which they are made. The Purchasers shall take, or cause to be taken, all actions, and shall do, or cause to be done, all things necessary, proper and advisable to obtain approval from the CNBV and the Mexican Stock Exchange as promptly as practicable. The Purchasers agree to promptly correct any information provided by them for use in the Mexican Offer Documents if and to the extent that the Mexican Offer Documents shall be, or shall have become, false or misleading in any material respect, and the Purchasers further agree to take all steps necessary to cause the Folleto Informativo, as so corrected, to be filed with the CNBV and the Mexican Stock Exchange and the other Mexican Offer Documents as so corrected to be disseminated to holders of the Securities, in each case as and to the extent required by applicable Mexican securities laws. The Purchasers agree to provide the Verizon Selling Shareholders and their counsel and Vodafone and its counsel with full and detailed information with respect to any oral comments and with copies of any written comments the Purchasers or their counsel may receive from the CNBV, the Mexican Stock Exchange or their staff with respect to the Mexican Offer Documents promptly after the receipt of such comments and shall provide the Verizon Selling Shareholders and their counsel and Vodafone and its counsel an opportunity to participate in the response of the Purchasers to such comments, including the opportunity to participate with the Purchasers or their counsel in any discussions with the CNBV, the Mexican Stock Exchange or their respective staffs.

                  (b) On the date that the Mexican Offer is commenced, the Purchasers shall file with the SEC a Tender Offer Statement on Schedule TO (together with all amendments and supplements thereto, the "Schedule TO") with respect to the U.S. Offer and commence the U.S. Offer. The Schedule TO shall contain (included as an exhibit) or shall incorporate by reference an offer to purchase (the "Offer to Purchase") and the related letter of transmittal (the "U.S. Letter of Transmittal") and summary advertisement, as well as all other information and exhibits required by law (which Schedule TO, Offer to Purchase, U.S. Letter of Transmittal, summary advertisement and such other information and exhibits, together with any supplements or amendments thereto, are referred to herein collectively as the "U.S. Offer Documents"). The Verizon Selling Shareholders and their counsel and Vodafone and its counsel shall be given reasonable opportunity to review and comment upon the U.S. Offer Documents prior to their filing with the SEC. The U.S. Offer Documents (i) will comply in all material respects with the provisions of applicable United States securities laws and (ii) on the date filed with the SEC and the date first published, sent or given to the holders of the Securities, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which they are made. The Purchasers agree to promptly correct any information provided by them for use in the U.S. Offer Documents if and to the extent that the U.S. Offer Documents shall be, or shall have become, false or misleading in any material respect, and the Purchasers further agree to take all steps necessary to cause the Schedule TO, as so corrected, to be filed with the SEC and the other U.S. Offer Documents as so corrected to be disseminated to holders of the Securities, in each case as and to the extent required by applicable United States securities laws. The Purchasers agree to provide the Verizon Selling Shareholders and their counsel and Vodafone and its counsel with full and detailed information with respect to any oral comments and with copies of any written comments the Purchasers or their counsel may receive from the SEC or its staff with respect to the U.S. Offer Documents promptly after the receipt of such comments and shall provide the Verizon Selling Shareholders and their counsel and Vodafone and its counsel an opportunity to participate in the response of the Purchasers to such comments, including the opportunity to participate with the Purchasers or their counsel in any discussions with the SEC or its staff.

                  Section 2.5. Escrow Arrangements. The Purchasers shall cause the Escrow Amount to be deposited with the Escrow Agent within the time prescribed by, and pursuant to the terms of, the Escrow Agreement. The Verizon Selling Shareholders shall cause the Verizon Shares (other than ADSs) to be deposited with the Escrow Agent within the times prescribed by, and pursuant to the terms of, the Escrow Agreement. Vodafone shall cause the Vodafone Shares to be deposited with the Escrow Agent within the times prescribed by, and pursuant to the terms of, the Escrow Agreement.

                                  ARTICLE III

                              OBLIGATION TO TENDER

                  Section 3.1. Verizon Selling Shareholders Agreement to Tender. Subject to the terms and conditions set forth in this Agreement, the Verizon Selling Shareholders agree to cause to be tendered into the Mexican Offer, and not to withdraw, all the Verizon Shares (other than ADSs) and to tender all other Securities directly or indirectly owned (beneficially or otherwise) by the Verizon Selling Shareholders (such securities collectively defined as the "Verizon Securities") into the Mexican Offer (in the case of Securities other than ADSs). The Verizon Selling Shareholders agree that, prior to the commencement of the Offers, they will exchange or convert all ADSs directly or indirectly owned (beneficially or otherwise) by the Verizon Selling Shareholders into Series V Shares and will cause to be tendered, and not to be withdrawn, such Series V Shares into the Mexican Offer within two (2) Business Days after the commencement of the Mexican Offer. The obligation of the Verizon Selling Shareholders to cause to be tendered into the Mexican Offer, and not to withdraw, all of the Verizon Securities (other than ADSs) shall be subject to the satisfaction of each of the conditions set forth in Article VIII. Notwithstanding the foregoing, the Verizon Selling Shareholders may cause the Verizon Securities to be withdrawn in the event of a Superior Proposal; provided, however, that if the Verizon Selling Shareholders shall not have caused the tender of the Verizon Shares (other than ADSs) at the time the Superior Proposal is made, the Verizon Selling Shareholders shall be required to cause to be tendered the Verizon Shares (other than ADSs) into the Mexican Offer prior to withdrawing or causing the withdrawal of the Verizon Shares (other than ADSs) pursuant to this sentence.

                  Section 3.2. Vodafone Agreement to Tender. Subject to the terms and conditions set forth in this Agreement, Vodafone agrees to cause to be tendered into the Mexican Offer, and not to withdraw, all of the Vodafone Shares and all other Securities directly or indirectly owned (beneficially or otherwise) by Vodafone (such securities collectively defined as the "Vodafone Securities"). The obligation of Vodafone to cause to be tendered into the Mexican Offer, and not to withdraw, all of the Vodafone Securities, shall be subject to the satisfaction of each of the conditions set forth in Article VIII. Notwithstanding the foregoing, Vodafone may cause the Vodafone Securities to be withdrawn in the event of a Superior Proposal; provided, however, that if Vodafone shall not have caused the tender of the Vodafone Shares at the time the Superior Proposal is made, Vodafone shall be required to cause to be tendered the Vodafone Shares into the Mexican Offer prior to withdrawing or causing the withdrawal of the Vodafone Shares pursuant to this sentence.

                                   ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF THE VERIZON SELLING
                                  SHAREHOLDERS

                  The Verizon Selling Shareholders hereby represent and warrant, jointly and severally, to the Purchasers, except as set forth in the disclosure letter delivered by the Verizon Selling Shareholders to the Purchasers upon or prior to entering into this Agreement (the "Verizon Selling Shareholders Disclosure Letter"), as follows:

                  Section 4.1. Ownership of the Verizon Shares. As of the date hereof, each Verizon Selling Shareholder is the lawful owner of record of the number of Series A Shares, Series V Shares and ADSs set forth next to its name in Section 4.1 of the Verizon Selling Shareholders Disclosure Letter, free and clear of all Liens other than Liens arising pursuant to the Shareholders Agreement. The delivery to Sub of the Verizon Securities pursuant to this Agreement will transfer to Sub good and valid title to the Verizon Securities, free and clear of all Liens other than Liens arising by virtue of the ownership of the Verizon Securities by Sub. The Series A Shares, Series V Shares and ADSs set forth next to their names in Section 4.1 of the Verizon Selling Shareholders Disclosure Letter constitute all of the equity interests in the Company or its Subsidiaries owned (beneficially or otherwise) by the Verizon Selling Shareholders and their respective Affiliates, and there are no outstanding Commitments that would require the Verizon Selling Shareholders to acquire any additional equity interest in the Company or its Subsidiaries.

                  Section 4.2. Due Organization and Corporate Power. Each of the Verizon Selling Shareholders is a corporation duly incorporated and validly existing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of the Verizon Selling Shareholders is duly qualified or licensed to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not reasonably be expected to have, individually or in the aggregate, a Verizon Selling Shareholders Material Adverse Effect.

                  Section 4.3. Authorization; Noncontravention. Each of the Verizon Selling Shareholders has the requisite corporate power and authority to execute and deliver this Agreement and Escrow Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Escrow Agreement (including all instruments executed pursuant thereto by the parties thereto) by each of the Verizon Selling Shareholders and the consummation by each of them of the transactions contemplated thereby have been duly authorized and approved by Verizon's Boards of Directors. No other corporate action on the part of Verizon or any of the Verizon Selling Shareholders is necessary to authorize the execution, delivery and performance of this Agreement and the Escrow Agreement (including all instruments executed pursuant thereto by the parties thereto) by the Verizon Selling Shareholders and the consummation of the transactions contemplated hereby and thereby. This Agreement and the Escrow Agreement (including all instruments executed pursuant thereto by the parties thereto) have been duly executed and delivered by each of the Verizon Selling Shareholders and, assuming that this Agreement and the Escrow Agreement (including all instruments executed pursuant thereto by the parties thereto) constitute valid and binding obligations of Vodafone, the Purchasers and the Escrow Agent, constitute valid and binding obligations of each of the Verizon Selling Shareholders, enforceable against each of them in accordance with their respective terms, except that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and by general equitable principles. The execution and delivery of this Agreement and the Escrow Agreement (including all instruments executed pursuant thereto by the parties thereto) do not, and the consummation of the transactions contemplated by this Agreement and the Escrow

Agreement (including all instruments executed pursuant thereto by the parties thereto) will not, (i) conflict with any of the provisions of the certificate or articles of incorporation or by-laws (or comparable documents) of any of the Verizon Selling Shareholders, in each case as amended to the date of this Agreement, (ii) conflict with, or result in a breach of or default under, any Contract to which any of the Verizon Selling Shareholders is a party or by which any of the Verizon Selling Shareholders or any of their respective assets is bound or subject, or (iii) subject to the consents, approvals, authorizations, declarations, filings and notices referred to in Section 4.5, contravene any domestic or foreign law, rule or regulation or any order, writ, judgment, injunction, decree, determination or award currently in effect, which, in the case of clauses (ii) and (iii) above, would reasonably be expected to have, individually or in the aggregate, a Verizon Selling Shareholders Material Adverse Effect.

                  Section 4.4. Capitalization. All of the issued and outstanding Series A Shares, Series V Shares and ADSs owned by the Verizon Selling
Shareholders: (i) have been duly authorized and are validly issued, fully paid, and nonassessable, (ii) were issued in compliance with all applicable Mexican and U.S. state and federal securities laws, (iii) were not issued in violation of any Commitment and (iv) are held of record by the respective Verizon Selling Shareholders set forth in Section 4.1 of the Verizon Selling Shareholders Disclosure Letter. At the Closing, the Verizon Shares will represent at least 37.32% of the total issued and outstanding capital stock of the Company.

                  Section 4.5. Consents and Approvals. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity which has not been received or made, is required by or with respect to any of the Verizon Selling Shareholders in connection with the execution and delivery of this Agreement or the Escrow Agreement (including all instruments executed pursuant thereto by the parties thereto) by the Verizon Selling Shareholders or the consummation by the Verizon Selling Shareholders of any of the transactions contemplated hereby and thereby, except for (i) the consent of the CNBV, (ii) the Required FCC Consent, (iii) any required filings under the Exchange Act and (iv) any other consents, approvals, authorizations, filings or notices which, if not made or obtained, would not reasonably be expected to have, individually or in the aggregate, a Verizon Selling Shareholders Material Adverse Effect.

                  Section 4.6. Broker's or Finder's Fee. No agent, broker, Person or firm acting on behalf of the Verizon Selling Shareholders or any Affiliate of the Verizon Selling Shareholders is or shall be entitled to any fee, commission or broker's or finder's fees in connection with this Agreement or any of the transactions contemplated hereby from any of the parties hereto or from any Affiliate of the parties hereto other than the Verizon Selling Shareholders or Affiliates of the Verizon Selling Shareholders. No investment bank, financial advisor, broker or similar Person acting on behalf of the Company is or shall be entitled to any fee, commission or broker's or finder's fees in connection with the Offers contemplated by this Agreement from the Company or any of its Subsidiaries, other than a financial advisor retained by the Company to render advice to it in connection with the Company's Schedule 14D-9 in response to the U.S. Offer or any similar obligation in response to the Mexican Offer.

                  Section 4.7. EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. THE REPRESENTATIONS AND WARRANTIES MADE BY THE VERIZON SELLING

SHAREHOLDERS IN THIS AGREEMENT ARE IN LIEU OF, AND ARE EXCLUSIVE OF, ALL OTHER REPRESENTATIONS AND WARRANTIES, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES. THE VERIZON SELLING SHAREHOLDERS MAKE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND WITH RESPECT TO THE COMPANY OR ANY OF ITS SUBSIDIARIES (OR THEIR PERFORMANCE OR SOLVENCY), EITHER EXPRESS OR IMPLIED.

                                   ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF VODAFONE

                  Vodafone hereby represents and warrants to the Purchasers, except as set forth in the disclosure letter delivered by Vodafone to the Purchasers upon or prior to entering into this Agreement (the "Vodafone Disclosure Letter"), as follows:

                  Section 5.1. Ownership of the Vodafone Shares. As of the date hereof, Vodafone is the lawful owner of record of the number of Series A Shares and Series V Shares set forth next to its name in Section 5.1 of the Vodafone Disclosure Letter, free and clear of all Liens other than Liens arising pursuant to the Shareholders Agreement. The delivery to Sub of the Vodafone Securities pursuant to this Agreement will transfer to Sub good and valid title to all of the Vodafone Securities, free and clear of all Liens other than Liens arising by virtue of the ownership of the Vodafone Securities by Sub. The Series A Shares and Series V Shares set forth next to its name in Section 5.1 of the Vodafone Disclosure Letter constitute all of the equity interests in the Company or its Subsidiaries owned (beneficially or otherwise) by Vodafone and its Affiliates, and there are no outstanding Commitments that would require Vodafone to acquire any additional equity interest in the Company or its Subsidiaries.

                  Section 5.2. Due Organization and Corporate Power. Vodafone is a limited liability company duly organized and validly existing under the laws of The Netherlands and has the requisite corporate power and authority to carry on its business as now being conducted. Vodafone is duly qualified or licensed to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not reasonably be expected to have, individually or in the aggregate, a Vodafone Material Adverse Effect.

                  Section 5.3. Authorization; Noncontravention. Vodafone has the requisite corporate power and authority to execute and deliver this Agreement and the Escrow Agreement (including all instruments executed pursuant thereto by the parties thereto), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Escrow Agreement (including all instruments executed pursuant thereto by the parties thereto) by Vodafone and the consummation by Vodafone of the transactions contemplated hereby and thereby have been duly authorized and approved by the Board of Directors of Vodafone. No other corporate action on the part of Vodafone is necessary to authorize the execution, delivery and performance of this Agreement and the Escrow Agreement (including all instruments executed pursuant thereto by the parties thereto) by Vodafone and the consummation of the trans-actions contemplated hereby and thereby. This Agreement and the Escrow Agreement (including all instruments executed pursuant thereto by the parties thereto) have been duly executed and delivered by Vodafone and, assuming that this Agreement and the Escrow Agreement (including all instruments executed pursuant thereto by the parties thereto) constitute valid and binding obligations of the Verizon Selling Shareholders and the Purchasers, and in the case of the Escrow Agreement, the Escrow Agent, constitute valid and binding obligations of Vodafone, enforceable against Vodafone in accordance with its terms, except that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and by general equitable principles. The execution and delivery of this Agreement and the Escrow Agreement (including all instruments executed pursuant thereto by the parties thereto) do not, and the consummation of the transactions contemplated by this Agreement and the Escrow Agreement (including all instruments executed pursuant thereto by the parties thereto) will not, (i) conflict with any of the provisions of the certificate or articles of incorporation or by-laws (or comparable documents) of Vodafone as amended to the date of this Agreement, (ii) conflict with, or result in a breach of or default under (with or without notice or lapse of time, or both), any Contract to which Vodafone is a party or by which Vodafone or any of its assets is bound or subject, or (iii) subject to the consents, approvals, authorizations, declarations, filings and notices referred to in Section 5.5, contravene any domestic or foreign law, rule or regulation or any order, writ, judgment, injunction, decree, determination or award currently in effect, which, in the case of clauses (ii) and (iii) above, would reasonably be expected to have, individually or in the aggregate, a Vodafone Material Adverse Effect.

                  Section 5.4. Capitalization. All of the issued and outstanding Series A Shares and Series V Shares owned by Vodafone: (i) have been duly authorized and are validly issued, fully paid, and nonassessable, (ii) were issued in compliance with all applicable Mexican and U.S. state and federal securities laws, (iii) were not issued in violation of any Commitment and (iv) are held of record by Vodafone as set forth in Section 5.1 of the Vodafone Disclosure Letter. At the Closing, the Vodafone Shares will represent at least 32.68% of the total issued and outstanding capital stock of the Company.

                  Section 5.5. Consents and Approvals. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity which has not been received or made, is required by or with respect to Vodafone in connection with the execution and delivery of this Agreement and the Escrow Agreement (including all instruments executed pursuant thereto by the parties thereto) by Vodafone or the consummation by Vodafone of any of the transactions contemplated hereby and thereby, except for (i) the consent of the CNBV, (ii) the Required FCC Consent, (iii) any required filings under the Exchange Act and (iv) any other consents, approvals, authorizations, filings or notices which, if not made or obtained, would not reasonably be expected to have, individually or in the aggregate, a Vodafone Material Adverse Effect.

                  Section 5.6. Broker's or Finder's Fee. No agent, broker Person or firm acting on behalf of Vodafone or any Affiliate of Vodafone is or shall be entitled to any fee, commission or broker's or finder's fees in connection with this Agreement or any of the transactions contemplated hereby from any of the parties hereto or from any Affiliate of the parties hereto other than Vodafone or Affiliates of Vodafone. No investment bank, financial advisor, broker or similar Person acting on behalf of the Company is or shall be entitled to any fee, commission or broker's or finder's fees in connection with the Offers contemplated by this Agreement from the Company or any of its Subsidiaries, other than a financial advisor retained by the Company to render advice to it in connection with the Company's Schedule 14D-9 in response to the U.S. Offer or any similar obligation in response to the Mexican Offer.

                  Section 5.7. EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. THE REPRESENTATIONS AND WARRANTIES MADE BY VODAFONE IN THIS AGREEMENT ARE IN LIEU OF, AND ARE EXCLUSIVE OF, ALL OTHER REPRESENTATIONS AND WARRANTIES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES. VODAFONE MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND WITH RESPECT TO THE COMPANY OR ANY OF ITS SUBSIDIARIES (OR THEIR PERFORMANCE OR SOLVENCY), EITHER EXPRESS OR IMPLIED.

                                   ARTICLE VI

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

                  The Purchasers hereby represent and warrant, jointly and severally, to the Verizon Selling Shareholders and Vodafone, except as set forth in the disclosure letter delivered by the Purchasers to the Verizon Selling Shareholders and Vodafone upon or prior to entering into this Agreement (the "Purchasers Disclosure Letter"), as follows:

                  Section 6.1. Due Organization and Corporate Power. Parent is a corporation duly incorporated and validly existing under the laws of the United Mexican States and has the requisite corporate power and authority to carry on its business as now being conducted. Sub, a wholly owned Subsidiary of Parent, is a corporation duly incorporated and validly existing under the laws of the United Mexican States and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Parent and Sub is duly qualified or licensed to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not reasonably be expected to have, individually or in the aggregate, a Purchasers Material Adverse Effect.

                  Section 6.2. Authorization; Noncontravention. Each of Parent and Sub has the requisite corporate power and authority to execute and deliver this Agreement and the Escrow Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Escrow Agreement (including all instruments executed pursuant thereto by the parties thereto) by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby and thereby have been duly authorized and approved by the respective Boards of Directors of each of Parent and Sub. No other corporate or shareholder action on the part of either Parent or Sub is necessary to authorize the execution, delivery and performance of this Agreement and the Escrow Agreement (including all instruments executed pursuant thereto by the parties thereto) by each of Parent and Sub and the consummation of the transactions contemplated hereby and thereby. This Agreement and the Escrow Agreement (including all instruments executed pursuant thereto by the parties thereto) have been duly executed and delivered by each of Parent and Sub and, assuming that this Agreement and the Escrow Agreement (including all instruments executed pursuant thereto by the parties thereto) constitute valid and binding obligations of the Verizon Selling Shareholders and Vodafone and in the case of the Escrow Agreement, the Escrow Agent, constitute valid and binding obligations of each of Parent and Sub, enforceable against each of Parent and Sub in accordance with their terms, except that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and by general equitable principles. The execution and delivery of this Agreement and the Escrow Agreement (including all instruments executed pursuant thereto by the parties thereto) do not, and the consummation of the transactions contemplated by this Agreement and the Escrow Agreement (including all instruments executed pursuant thereto by the parties thereto) will not, (i) conflict with any of the provisions of the certificate or articles of incorporation or by-laws (or comparable documents) of Parent or Sub, in each case as amended to the date of this Agreement, (ii) conflict with, or result in a breach of or default under, any Contract to which Parent or Sub is a party or by which Parent or Sub or any of their respective assets is bound or subject, or (iii) subject to the consents, approvals, authorizations, declarations, filings and notices referred to in Section 6.3, contravene any domestic or foreign law, rule or regulation or any order, writ, judgment, injunction, decree, determination or award currently in effect, which, in the case of clauses (ii) and (iii) above, would reasonably be expected to have, individually or in the aggregate, a Purchasers Material Adverse Effect.

                  Section 6.3. Consents and Approvals. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity which has not been received or made, is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement and the Escrow Agreement (including all instruments executed pursuant thereto by the parties thereto) by each of Parent and Sub or the consummation by each of Parent and Sub of any of the transactions contemplated hereby and thereby, except for (i) the consent of the CNBV, (ii) the Required FCC Consent, (iii) the notification to COFETEL, (iv) the notification of COFECO, (v) the filing of the Offer Documents, and (vi) any other consents, approvals, authorizations, filings or notices which, if not made or obtained, would not reasonably be expected to have, individually or in the aggregate, a Purchasers Material Adverse Effect.

                  Section 6.4. Broker's or Finder's Fee. No agent, broker, Person or firm acting on behalf of Parent or Sub is or shall be entitled to any fee, commission or broker's or finder's fees in connection with this Agreement or any of the transactions contemplated hereby from any of the parties hereto or from any Affiliate of the parties hereto other than Parent or Sub or any Affiliate of Parent or Sub.

                  Section 6.5. Funds. Parent and/or Sub have and, at the consummation of the Offers, Parent and/or Sub shall have, cash on hand (including the amount deposited with the Escrow Agent pursuant to the Escrow Agreement) in an aggregate amount sufficient to enable Parent and Sub to timely perform their obligations hereunder, including to pay in full (i) for all Securities accepted for payment pursuant to the Offers, and (ii) all fees and expenses payable by Parent or Sub in connection with this Agreement and the transactions contemplated hereby.

                  Section 6.6. Financial Statements. (a) Parent has furnished the Verizon Selling Shareholders and Vodafone with the audited balance sheets of Parent and its Subsidiaries as of

December 31, 2002, December 31, 2001, and December 31, 2000, and the related audited statements of income, shareholders' equity, retained earnings and changes in financial position, for the years then ended, all certified by PriceWaterhouseCoopers, LLP, and the unaudited consolidated balance sheet of Parent and its Subsidiaries as of March 31, 2003 and the related unaudited consolidated statements of income, shareholders' equity, and changes in financial position for the three (3) months then ended (the audited balance sheet of Parent and its Subsidiaries as at December 31, 2002 (the "Parent Balance Sheet Date") is hereinafter referred to as the "Parent Balance Sheet", and the unaudited balance sheet of Parent and its Subsidiaries as at March 31, 2003 (the "Parent Unaudited Balance Sheet Date") is hereinafter referred to as the "Parent Unaudited Balance Sheet"). The financial statements referred to above, including the footnotes thereto, except as described therein, have been prepared in accordance with generally accepted accounting principles of Mexico consistently applied, as in effect from time to time.

                  (b) The Parent Balance Sheet and such other audited balance sheets of Parent referred to in (a) above fairly present, in all material respects, the financial condition of Parent and its Subsidiaries at the respective dates thereof, and the related statements of income, shareholders' equity, retained earnings and changes in financial position fairly present, in all material respects, the results of the operations and changes in financial position of Parent and its Subsidiaries and the changes in their financial condition for the periods indicated.

                  (c) The Parent Unaudited Balance Sheet fairly presents, in all material respects, the financial condition of Parent and its Subsidiaries as of the date thereof, and the related statements of income, shareholders' equity, retained earnings and changes in financial position, fairly present the results of operations and changes in financial position of Parent and its Subsidiaries and the changes in their financial condition for the periods indicated.

                                  ARTICLE VII

                       TRANSACTIONS PRIOR TO CLOSING DATE

                  Section 7.1. Access to Information Concerning Properties and Records. During the period commencing on the date hereof and ending on the earlier of (i) the Closing Date and (ii) the date on which this Agreement is terminated pursuant to Section 9.1, the Verizon Selling Shareholders and Vodafone shall use their commercially reasonable efforts to cause the Company and each of its Subsidiaries, upon reasonable notice, to afford the Purchasers and their employees, counsel, accountants, financial advisors, consultants and other authorized representatives, reasonable access during normal business hours to the officers, directors, employees, accountants, properties, books and records of the Company and its Subsidiaries. The Verizon Selling Shareholders and Vodafone shall use their commercially reasonable efforts to cause the Company to furnish to the Purchasers all information concerning its or its Subsidiaries' business, properties and personnel as the Purchasers may reasonably request; provided that such investigation and assistance shall not unreasonably disrupt the operations of the Company or its Subsidiaries. Notwithstanding the foregoing, the Verizon Selling Shareholders and Vodafone shall not be required to cause the Company to furnish any information pursuant to this Section 7.1 if the Company believes that not furnishing such information is reasonably necessary to comply with applicable law, preserve attorney-client privilege and/or prevent a breach of or default under any Contract to which the Company or any of its Subsidiaries is a party. Neither the Verizon Selling

Shareholders nor Vodafone makes or shall make any representation or warranty with respect to any information made available or furnished pursuant to this
Section 7.1 and the Purchasers hereby agree that the information made available or furnished pursuant to this Section 7.1 shall not constitute the basis for any claim of breach of any representation, warranty, covenant or obligation of the Verizon Selling Shareholders or their Affiliates or the Verizon Selling Shareholders' or their Affiliates' respective officers, directors, representatives and agents, or of Vodafone or its Affiliates or Vodafone's or its Affiliates' respective officers, directors, representatives or agents.

                  Section 7.2. Confidentiality. Information obtained by the Purchasers and their counsel, accountants, consultants and other authorized representatives pursuant to Section 7.1 shall be subject to the provisions of the Non-Disclosure Agreement by and among Verizon, Vodafone Group PLC, Sub, and certain other parties thereto dated June 2, 2003 (the "Non-Disclosure Agreement").

                  Section 7.3. Conduct of the Business of the Company Pending the Closing Date. (a) During the period commencing on the date hereof and ending at the earlier of (x) the Closing Date and (y) the termination of this Agreement pursuant to Section 9.1, the Verizon Selling Shareholders and Vodafone shall use their commercially reasonable efforts to cause the Company and each of its Subsidiaries to commence a voluntary case or file a request or petition for a writ of execution to initiate bankruptcy or concurso mercantil proceedings or have itself adjudicated as bankrupt following (i) the initiation of any legal action or proceeding by any creditor to enforce its rights against any assets of the Company or any of its Subsidiaries or against the shares of capital stock of any of the Subsidiaries of the Company and (ii) the receipt by the Verizon Selling Shareholders and Vodafone of a request to do so in writing from the Purchasers.

                  (b) During the period commencing on the date hereof and ending at the earlier of (x) the Closing Date and (y) the termination of this Agreement pursuant to Section 9.1, the Verizon Selling Shareholders and Vodafone shall use their commercially reasonable efforts to cause the Company and each of its Subsidiaries to conduct their respective commercial operations only in the ordinary course of business in light of the current financial circumstances of the Company and its Subsidiaries and the Restructuring. Specifically, from the date hereof until the earlier of (x) the Closing Date and (y) the termination of this Agreement pursuant to Section 9.1, the Verizon Selling Shareholders and Vodafone shall use their commercially reasonable efforts to cause the Company and its Subsidiaries not to take any of the following actions (to the extent such actions require the prior approval of the Board of Directors of the Company or any committee thereof), without the prior written consent of the Purchasers (which consent shall not be unreasonably withheld, conditioned or delayed, such reasonableness to be determined with reference to the benefits reasonably expected by the Purchasers to accrue to the Purchasers from the transactions contemplated hereby):

                  (i) amend the Company's or its Subsidiaries' certificate or articles of incorporation or by-laws (or comparable document);

                  (ii) issue, sell or otherwise dispose of the Company's or any of its Subsidiaries' authorized but unissued capital stock, redeem any issued and outstanding capital stock of the Company or any of its Subsidiaries or issue any Commitment with respect to the Company or any of its Subsidiaries;

                  (iii) sell or otherwise dispose of, or subject to any Lien, any material properties or assets of the Company or any of its Subsidiaries or any shares of capital stock of any of the material Subsidiaries of the Company;

                  (iv) incur any new indebtedness for borrowed money (other than in the ordinary course of business up to amounts not exceeding $5,000,000 in the aggregate) or cancel, waive, consent, amend or compromise, or cause or permit any creditor to cancel, waive, consent, amend or compromise, in any way any indebtedness for borrowed money or claim related to the Company or its Subsidiaries;

                  (v) declare or pay any dividend or make any other distribution in cash or property on the Company's or any of its Subsidiaries' capital stock;

                  (vi) cause or permit the Company or any of its Subsidiaries to undertake a Bankruptcy Event other than in connection with Section 7.3(a); or

                  (vii) merge or consolidate the Company or its Subsidiaries with or into any corporation other than the Company or any of its wholly-owned Subsidiaries;

                  (viii) other than in the ordinary course of business, as required by law or pursuant to any agreement set forth on Section 7.3(b) (viii) of the Verizon Selling Shareholders Disclosure Letter or the Vodafone Disclosure Letter, make or allow the Company or its Subsidiaries to become liable for any wage or salary increase, bonus, profit-sharing or incentive payment to any of its officers, directors, employees or stockholders, or otherwise establish, sponsor or amend any employee benefit plan;

                  (ix) other than in the ordinary course of business, modify, amend or cancel any of the existing leases of the Company or any of its Subsidiaries or enter into any commitments, contracts, agreements, directors' and officers' liability policies, leases, warranties, guarantees or understandings (other than obtaining one or more directors' and officers' liability policies for a term of up to one (1) year on terms no more favorable in the aggregate to the insured than the Company's policy in effect as of the date hereof (provided that the premium for such policy shall not exceed two hundred percent (200%) of the annual premium of the Company's policy in effect on the date hereof) and other than commitments, contracts, agreements, leases, warranties, guarantees and understandings relating to, or in furtherance of, the transactions contemplated hereby);

                  (x) other than in the ordinary course of business, waive or release any material rights relating to the assets of the Company or any of its material Subsidiaries;

                  (xi) enter into any Contract with any of the Verizon Selling Shareholders or any of their Affiliates or Vodafone or any of its Affiliates or any officer or director of the Company or any Affiliate of any such officer or director; or

                  (xii) enter into any Contract with respect to, or authorize, any of the actions described in the foregoing clauses (i) through (xi).

                  Section 7.4. Waiver of Right of First Refusal. Each of the Verizon Selling Shareholders and Vodafone hereby waives its respective rights of first refusal as set forth in Section 6.4 of the Shareholders' Agreement and any other similar rights that they may have pursuant to any other Contract to which they are a party as they relate to the transactions contemplated hereby and agrees that no further written instrument or action is required to fully effectuate such waivers.

                  Section 7.5. Commercially Reasonable Efforts. (a) Subject to the terms and conditions provided herein, during the period commencing on the date hereof and ending at the earlier of (x) the Closing Date and (y) termination of this Agreement pursuant to Section 9.1, (i) the Purchasers shall use their commercially reasonable efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Offers and the other transactions contemplated hereby and (ii) the Sellers shall use their commercially reasonable efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary or proper to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated hereby.

                  (b) The Verizon Selling Shareholders and Vodafone hereby acknowledge that the Purchasers intend to enter into discussions and negotiations with the holders of the notes issued pursuant to the Indenture, the holders of the notes issued pursuant to the Opco Indenture, the lenders party to the Opco Credit Agreement and other creditors of the Company and/or any of its Subsidiaries in connection with a possible restructuring of the obligations of the Company and/or its Subsidiaries (the "Restructuring"). During the period commencing on the date hereof and ending at the earlier of (x) the Closing Date and (y) termination of this Agreement pursuant to Section 9.1, the Verizon Selling Shareholders and Vodafone shall use their commercially reasonable efforts to facilitate the pursuit of the Purchasers' strategies or negotiating positions in connection with the Restructuring; provided, however, that the foregoing (x) shall not require the expenditure of money by, or the guarantee of any obligations of any other Person by, any of the Verizon Selling Shareholders and/or any of their Affiliates or Vodafone and/or any of its Affiliates, (y) shall not result in a material cost to the Company and/or any of its Subsidiaries or otherwise have a material adverse effect on the business of the Company or any of its Subsidiaries and (z) shall not contravene any applicable laws or regulations.

                  (c) During the period commencing on the date hereof and ending at the earlier of (w) the Closing Date and (x) the termination of this Agreement pursuant to Section 9.1, the Sellers shall not, and shall use their commercially reasonable efforts to cause (i) their respective Affiliates' and the Sellers' and their respective Affiliates' officers, directors, representatives and agents and (ii) the Company and its Subsidiaries and the Company's and its Subsidiaries' respective officers, directors, representatives and agents not to, conduct any negotiations, meetings or other substantive discussions with (y) any of the holders of the notes issued pursuant to the Indenture, the holders of the notes issued pursuant to the Opco Indenture or the lenders party to the Opco Credit Agreement (or any officers, directors, representatives or agents of such holders or lenders) or (z) any other creditor of the Company and/or its Subsidiaries owed in excess of

$1,000,000 by the Company and/or any of its Subsidiaries (or any officers, directors, representatives or agents of such other creditors), unless, in each case, the Purchasers shall have received reasonable prior notice of such negotiations, meetings or other substantive discussions and the Purchasers (and their respective officers, directors, representatives and agents) shall have been given the opportunity to participate therein (but shall have no authority to make any decision binding upon the Company and/or any of its Subsidiaries).

                  Section 7.6. Company Shareholders' Meeting. As promptly as practicable (but in any event not later than the Business Day immediately following the commencement of the Offers), the Verizon Selling Shareholders and Vodafone shall, in accordance with applicable law, use their commercially reasonable efforts to cause the Company to duly call, convene and hold meetings (ordinary or special meetings, as the case may be) of the shareholders of the Company (the "Shareholders' Meetings") to take place before the Closing for the purpose of voting upon resolutions of the shareholders attached hereto as Annex B (the "Resolutions") of the Company, either in an ordinary meeting or in a special meeting as required by the by-laws of the Company, accepting the resignation of members of the Board of Directors nominated by the Verizon Selling Shareholders and Vodafone, ratifying all of the actions taken or resolved to be taken by such individuals, releasing from liability such individuals with respect to all acts of such individuals as members of the Board of Directors of the Company, and electing new members of the Board of Directors of the Company designated by the Purchasers. The Sellers shall use their commercially reasonable efforts to cause the Shareholders' Meetings to be held before the Closing and the Sellers shall cause all Securities owned by the Sellers or their respective Affiliates to be voted in favor of the adoption of the Resolutions, all of such Resolutions to be effective as of the Closing Date.

                  Section 7.7. Observer Rights. The Verizon Selling Shareholders and Vodafone shall use their commercially reasonable efforts to provide that, during the period commencing on the date hereof and ending at the earlier of (x) the Closing Date and (y) termination of this Agreement pursuant to Section 9.1, the Purchasers shall have the right to (i) designate one observer to attend and participate (but not vote) in each meeting of the Board of Directors of the Company and any committees of the Board of Directors of the Company, (ii) be notified of each regular or special meeting of the Board of Directors of the Company concurrently with notification given to the Board of Directors of the Company and (iii) receive all materials provided to the Board of Directors of the Company concurrently with delivery to the Board of Directors of the Company. The observer designated by the Purchasers shall not have any voting rights with respect to any decision or deliberation of the Board of Directors of the Company. The observer designated by the Purchasers shall not have had, and shall not have, any connection to, or involvement with, in any capacity whatsoever, the sales or marketing function of any wireless telecommunications business or operations in Mexico of the Purchasers or any of their Affiliates or Unefon and shall be required to execute a confidentiality agreement with the Company in form and substance reasonably satisfactory to the Company, the Verizon Selling Shareholders and Vodafone. In addition, and notwithstanding the foregoing, the observer designated by the Purchasers shall be excluded from access to any material or meeting or portion of either thereof (i) which relates to this Agreement or the transactions contemplated hereby and (ii) as to which the Verizon Selling Shareholders or Vodafone believe that such exclusion is reasonably necessary to comply with applicable law, preserve attorney-client privilege and/or to prevent a breach of or a default under any Contract to which the Company or any of its Subsidiaries is a party.

                  Section 7.8. No Solicitation of Other Offers By The Verizon Selling Shareholders. During the period commencing on the date hereof and ending at the earlier of (x) the Closing Date and (y) termination of this Agreement pursuant to Section 9.1:

                  (a) Subject to Section 10.15, the Verizon Selling Shareholders shall not take, and shall use commercially reasonable efforts to cause its Affiliates and its Affiliates' respective officers, directors, representatives and agents not to take, any action
         (i) to knowingly solicit the making or submission of any Acquisition Proposal or (ii) to knowingly initiate or participate in any discussions or negotiations with, or furnish or disclose any non-public information to, any Person (other than the Purchasers) in connection with any Acquisition Proposal; provided, however, that the Verizon Selling Shareholders, in response to an Acquisition Proposal that did not result from a breach of this Section 7.8(a) and otherwise in compliance with their obligations under Section 7.8(b), may participate in discussions or negotiations with, or furnish or disclose any non-public information to, any Person (other than the Purchasers) which makes such Acquisition Proposal if the Verizon Selling Shareholders determine in good faith that such Acquisition Proposal is, or may reasonably be expected to lead to, a Superior Proposal.

                  (b) In addition to the obligations of the Verizon Selling Shareholders set forth in paragraph (a), promptly (but in any event no later than 24 hours) after receipt or occurrence thereof, the Verizon Selling Shareholders shall advise the Purchasers in writing of any request for non-public information with respect to any Acquisition Proposal, of any Acquisition Proposal or any inquiry with respect to any Acquisition Proposal, the terms and conditions of such request, Acquisition Proposal or inquiry and the identity of the Person making any such request, Acquisition Proposal or inquiry.

                  Section 7.9. No Solicitation of Other Offers by Vodafone. During the period commencing on the date hereof and ending at the earlier of (x) the Closing Date and (y) termination of this Agreement pursuant to Section 9.1:

                  (a) Subject to Section 10.15, Vodafone shall not take, and shall use commercially reasonable efforts to cause its Affiliates and its and its Affiliates' respective officers, directors, representatives and agents not to take, any action (i) to knowingly solicit the making or submission of any Acquisition Proposal or (ii) to knowingly initiate or participate in any discussions or negotiations with, or furnish or disclose any non-public information to, any Person (other than the Purchasers) in connection with any Acquisition Proposal; provided, however, that Vodafone, in response to an Acquisition Proposal that did not result from a breach of this Section 7.9(a) and otherwise in compliance with its obligations under Section 7.9(b), may participate in discussions or negotiations with, or furnish or disclose any non-public information to any Person (other than any of the Purchasers) which makes such Acquisition Proposal if Vodafone determines in good faith that such Acquisition Proposal is, or may reasonably be expected to lead to, a Superior Proposal.

                  (b) In addition to the obligations of Vodafone set forth in paragraph (a), promptly (but in any event no later than 24 hours) after receipt or occurrence thereof, Vodafone shall advise the Purchasers in writing of any request for non-public information with respect to any Acquisition Proposal, of any Acquisition Proposal or any inquiry with respect to any Acquisition Proposal, the terms and conditions of such request, Acquisition Proposal or inquiry and the identity of the Person making any such request, Acquisition Proposal or inquiry.

                  Section 7.10. Dealings With Certain Governmental Entities. (a) The Purchasers shall (w) take promptly all actions necessary to make the filings required of them or any of their Affiliates under any applicable Regulatory Laws in connection with this Agreement and the transactions contemplated hereby, (x) use commercially reasonable efforts to comply in all material respects at the earliest possible date with any formal or informal request for additional information or documentary material received by them or any of their Affiliates from any Governmental Entity pursuant to and in connection with any applicable Regulatory Laws, (y) use commercially reasonable efforts to resolve at the earliest possible date any investigation or other inquiry concerning the transactions contemplated by this Agreement initiated by any Governmental Entity in connection with any applicable Regulatory Laws and (z) use commercially reasonable efforts to obtain approval from any Governmental Entity required in connection with this Agreement as promptly as possible but in no event later than the Termination Date. Without limiting the generality of the foregoing, the Purchasers shall:

                  (i) as soon as practicable but no later than fifteen (15) Business Days following the date of this Agreement, make the filings required of it or any of its Affiliates with the FCC in connection with the transactions contemplated by this Agreement;

                  (ii) as soon as practicable but no later than fifteen (15) Business Days following the date of this Agreement, make the filings and/or notifications required of it or any of its Affiliates with COFETEL and COFECO in connection with the transactions contemplated by this Agreement;

                  (iii) at its sole cost, use commercially reasonable efforts to (A) resist or resolve any administrative proceeding or suit, including appeals, that may be instituted by any Governmental Entity or private third party with respect to Regulatory Laws, (B) have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement, unless same was brought or initiated by the Sellers or their respective Affiliates and (C) enter into any settlement, undertaking, consent decree, stipulation or other agreement with any Governmental Entity with respect to Regulatory Laws and comply with all restrictions and conditions, if any, imposed by such Governmental Entity as a requirement for granting any necessary clearance or terminating any applicable waiting period, including but not limited to, agreeing to hold separate, sell, otherwise divest or license assets and/or businesses of the Purchasers and/or the Company and/or any of the Subsidiaries of the Company (which for purposes of this Section 7.10(a)(iii) shall be deemed to include Grupo Iusacell PCS, S.A. de C.V., Iusatel, S.A. de C.V., Iusatelcommunicaciones, S.A. de C.V., Infotelecom, S.A. de C.V. and Punto a Punto Iusacell, S.A. de C.V.); and

                  (iv) pay all fees, penalties, fines and other costs imposed by any Governmental Entity associated with the failure of the Purchasers and/or the Sellers to comply with any Regulatory Laws in connection with the Offers or the transactions contemplated hereby which payments shall be made at the time that such fees, penalties, fines and other costs are required to be paid.

                  (b) The Purchasers shall promptly inform the Verizon Selling Shareholders and Vodafone of any material communication made to, or received by, either of the Purchasers from any Governmental Entity relating to any of the transactions contemplated hereby and shall provide the Verizon Selling Shareholders and Vodafone with an accurate description of the material contents of such communication. The Sellers shall promptly inform the Purchasers of any material communication made to, or received by, the Sellers from any Governmental Entity relating to any of the transactions contemplated hereby and shall provide the Purchasers with an accurate description of the material contents of such communication.

                  (c) The Purchasers acknowledge that the Verizon Selling Shareholders and Vodafone have entered into this Agreement on the basis that the Purchasers are taking all regulatory risk with respect to the transactions contemplated hereby. Any remedial measures taken by any regulatory or judicial body pursuant to the Regulatory Laws following completion of the Offers and purchase of the Securities shall be the sole responsibility of the Purchasers. The Purchasers shall jointly and severally indemnify, defend and hold harmless the Verizon Selling Shareholders and their Affiliates and the Verizon Selling Shareholders' and their Affiliates' respective officers, directors, representatives and agents, Vodafone and its Affiliates and Vodafone's and its Affiliates' respective officers, directors, representatives and agents against and in respect of any claims, actions, causes of action, judgments, awards, fines, losses, costs (including reasonable attorney fees) or damages ("Losses") claimed or arising from any breach by either of the Purchasers of any of their obligations set forth in this Section 7.10 or arising from any governmental or judicial actions pursuant to Regulatory Laws arising as a result of the transactions contemplated hereby; provided, however, that the Purchasers shall not have any indemnification obligation pursuant to this Section 7.10(c) with respect to consequential or incidental damages or for diminution in value or lost profits.

                  Section 7.11. Directors' and Officers' Insurance; Indemnification. (a) From and after the Closing Date, the Purchasers shall ensure that no provision of the by-laws or other organizational documents of the Company (in effect as of the date hereof) relating to indemnification and exculpation from liability for directors and officers shall be amended, repealed or otherwise modified for a period of six (6) years from the Closing Date in any manner that would adversely affect the rights thereunder of individuals who on or prior to the Closing Date were directors or officers of the Company, unless such modification is required by law and such individuals are notified promptly in writing of any such amendment, repeal or other modification.

                  (b) The Purchasers shall, jointly and severally, indemnify to the fullest extent that they are permitted to do so by applicable law and, from and after the Closing Date, shall cause the Company and Opco to indemnify to the fullest extent that they are permitted to do so by applicable law, jointly and severally with the Purchasers, the Verizon Selling Shareholders and their Affiliates, Vodafone and its Affiliates, and the Verizon Selling Shareholders' and their

Affiliates' and Vodafone's and its Affiliates' respective officers, directors or employees (the "Indemnified Parties") from any Losses resulting from or arising out of any claim, action or proceeding brought against such Indemnified Party arising out of or relating to any acts or omissions occurring after the execution hereof and prior to and including the Closing Date (i) taken or omitted to be taken by such Indemnified Party in his or her capacity as an officer or director of the Company or any of its Subsidiaries or as trustee or fiduciary of any plan for the benefit of employees of the Company or any of its Subsidiaries, or (ii) taken or omitted to be taken by such Indemnified Party in its, his or her capacity as a shareholder of the Company, as an Affiliate of a shareholder of the Company or as an officer or director of a shareholder of the Company or of an Affiliate of a shareholder of the Company; provided, however, that in no event shall the Purchasers have any indemnification obligations hereunder to the extent that (i) such indemnification would be prohibited or impermissible under applicable law if it were being provided by the Company (other than applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally),
(ii) such actions (or failure to take action) violate Section 7.3, (iii) the Losses for which indemnification is sought arise out of the decision by the Verizon Selling Shareholders or Vodafone to enter into the transactions contemplated by this Agreement at the Offer Price or out of the execution of, or the performance of the transactions contemplated by, this Agreement (other than those obligations set forth in Section 7.1, Section 7.3, Section 7.5, Section
7.6 with respect to electing new members of the Board of Directors of the Company designated by the Purchasers, Section 7.7, Section 7.10 and Section 7.16) or (iv) the Losses for which indemnification is sought arise out of the Indemnified Party's service as an officer, director, employee or agent of the Company or any of its Subsidiaries or as trustee or fiduciary of any plan for the benefit of employees of the Company or any of its Subsidiaries and the claim, action or proceeding giving rise to such Losses is brought by any of the Verizon Selling Shareholders or any of their Affiliates or Vodafone or any of its Affiliates; provided, further, that the indemnification obligations of the Purchasers, the Company and its Subsidiaries pursuant to this Section 7.11(b) shall not exceed $15,000,000 in the aggregate.

                  (c) Notwithstanding any other provisions hereof, the obligations of the Purchasers contained in this Section 7.11 shall be binding upon the successors and assigns of the Purchasers. In the event Parent, Sub or the Company, or any of their respective successors or assigns, (i) consolidates with or merges into any other Person or (ii) transfers all or substantially all of its properties or assets to any Person, then, and in each case, proper provision shall be made so that the successors and assigns of Parent, Sub or the Company, as the case may be, honor the indemnification obligations set forth in this Section 7.11.

                  (d)      The obligations of the Purchasers under this Section
7.11 shall survive the Closing and shall not be terminated or modified in such a manner as to affect adversely any Indemnified Party to whom this Section 7.11 applies without the consent of the Verizon Selling Shareholders and Vodafone (it being expressly agreed that the Indemnified Parties to whom this Section 7.11 applies shall be third-party beneficiaries of this Section 7.11, each of whom may enforce the provisions of this Section); provided, however, that any termination or modification with the consent of the Purchasers, the Verizon Selling Shareholders and Vodafone shall be binding on all Indemnified Parties.

                  Section 7.12. Public Announcements. The parties shall consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other parties, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other parties issue such press release or make such public statement as may be required by law or by any listing agreement with a national securities exchange or automated quotation system by which such party or any Affiliate of such party is bound, if it has used all commercially reasonable efforts to consult with the other parties and to obtain the consent of the other parties, but has been unable to do so in a timely manner.

                  Section 7.13. Compulsory Acquisition. Following the consummation of the Offers, if the Purchasers decide to cause the Company to de-list its Securities from the National Securities Registry of the CNBV and there shall still be any Securities outstanding, then, to the extent required by applicable Mexican regulations, prior to the de-listing of the Securities, the Purchasers shall deposit in a trust for a period of at least six (6) months the funds, in Pesos, that would be required to purchase all the Securities outstanding after the consummation of the Offers.

                  Section 7.14. Termination o f Agreements between the Company and Verizon and/or Vodafone. Prior to the Closing, the Sellers shall, and shall cause their Affiliates, and shall cause the Company and its Subsidiaries to terminate those agreements set forth in Section 7.14 of the Verizon Selling Shareholders Disclosure Letter and in Section 7.14 of the Vodafone Disclosure Letter with effect from the Closing.

                  Section 7.15. No Dispositions. During the period commencing on the Closing Date and ending on June 12, 2004, without the prior written consent of the Sellers (which consent shall not be unreasonably withheld, conditioned or delayed, such reasonableness to be determined with reference to the benefits reasonably expected by the Sellers to accrue to the Sellers from this Section 7.15), Parent shall cause Sub not to, and Sub agrees not to, transfer, assign, sell, exchange, gift, or dispose of beneficial ownership of, directly or indirectly (collectively, "transfer"), any of the Verizon Shares or the Vodafone Shares or enter into any Contract with respect to, or authorize, any actions with respect thereto, and the Purchasers agree to cause the Company and its material Subsidiaries not to (i) issue, sell or otherwise dispose of the Company's or any of its material Subsidiaries' authorized but unissued capital stock that results in the Purchasers or the Company no longer having and exercising the sole power to elect or appoint a majority of the Board of Directors of the Company or such material Subsidiary, as the case may be, (ii) sell or otherwise dispose of all or substantially all of the Company's and its material Subsidiaries' properties or assets, taken as a whole, other than to either Purchaser or any Affiliate of either of the Purchasers or one of their respective wholly owned Subsidiaries, Unefon or any Affiliate of Unefon; (iii) undertake any merger, consolidation, share exchange, business combination or similar transaction with respect to the Company or any of its material Subsidiaries with or into any other Person other than to either of the Purchasers or any Affiliate of either of the Purchasers or one of their respective wholly-owned Subsidiaries, Unefon or any Affiliate of Unefon; or (iv) enter into any Contract with respect to, or authorize, any of the actions described in the foregoing clauses (i) through (iii); provided, however, that notwithstanding the foregoing, the Purchasers shall be permitted at any time following the

Closing Date to transfer the Verizon Shares and the Vodafone Shares or take any of the actions described in the foregoing clauses (i) through (iv) (A) if required by applicable law or regulation; or (B) in connection with any agreement entered into with, or plan of reorganization or similar plan approved by, or imposed by operation of law upon, the holders of the notes issued pursuant to the Indenture, the holders of the notes issued pursuant to the Opco Indenture and the lenders party to the Opco Credit Agreement with respect to a restructuring of the obligations of the Company and/or its Subsidiaries (whether pursuant to a Bankruptcy Law or otherwise), except that any securities received or retained by them in connection with any such agreement or plan shall be subject to the restrictions set forth above with respect to the Verizon Shares and the Vodafone Shares.

                  Section 7.16. Required FCC Consent. In the event that the Required FCC consent is not obtained on or prior to (i) July 14, 2003, and the Purchasers shall have so requested or (ii) September 12, 2003, the Verizon Selling Shareholders and Vodafone shall use their commercially reasonable efforts to cause the Company and its Subsidiaries to transfer, assign and sell to one or more of the Verizon Selling Shareholders all of the shares of, or all or substantially all of the assets of, Iusatel USA, Inc. as may be required to transfer, assign and sell the FCC 214 License to one or more of the Verizon Selling Shareholders (the "Initial FCC 214 License Transfer"). The Initial FCC 214 License Transfer shall be effected at fair market value and shall be evidenced by a contract of purchase and sale the terms and conditions of which shall be acceptable to the Purchasers acting reasonably. The consummation of the Initial FCC 214 License Transfer shall be deemed to constitute the satisfaction of the Offer Condition set forth in paragraph (b) of Annex A. The Verizon Selling Shareholders shall transfer, assign and sell to one or more of the Purchasers, the Company or any of its Subsidiaries all of the shares or assets acquired by one or more of the Verizon Selling Shareholders pursuant to the Initial FCC 214 License Transfer (the "Subsequent FCC 214 License Transfer") promptly upon receipt of all necessary approvals from all applicable Governmental Entity and the parties shall use their commercially reasonable efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable to effect the Subsequent FCC 214 License Transfer; provided, however, that the obligations of the parties to effect the Subsequent FCC 214 License Transfer shall terminate six (6) months following the date of the Initial FCC 214 License Transfer. The Subsequent FCC 214 License Transfer shall be effected at and shall be evidenced by a contract of purchase and sale having terms and conditions which shall be at the same price and shall otherwise be the same in all material respects as the contract of purchase and sale evidencing the Initial FCC 214 License Transfer.

                                  ARTICLE VIII

                             CONDITIONS TO THE OFFER

                  Section 8.1. Conditions to Obligations of the Parties. The obligations of Sub to make the Offers and the obligation of the Verizon Selling Shareholders and Vodafone to tender their Securities into the Offers is subject to the satisfaction on and as of the Commencement Date of each of the following conditions:

                  (a) no Governmental Entity (either in Mexico or the United States) shall have enacted, issued, promulgated or enforced or entered any statute, rule, regulation, execu-tive order, decree, injunction or other order which prevents or prohibits the commencement of either the Mexican Offer or the U.S. Offer; and

                  (b) the Mexican Offer Documents shall have received CNBV approval.

                                   ARTICLE IX

                           TERMINATION AND ABANDONMENT

                  Section 9.1. Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned:

                  (a) at any time prior to the Closing Date by unanimous written agreement of the Purchasers, the Verizon Selling Shareholders and Vodafone;

                  (b) by the Purchasers, the Verizon Selling Shareholders or Vodafone if at any time prior to the Closing Date any Governmental Entity in Mexico or the United States shall have enacted, issued, promulgated or enforced or entered into any statute, rule, regulation, executive order, decree or injunction or other order which prevents or prohibits either the Mexican Offer or the U.S. Offer and such statute, rule, regulation, executive order, decree or injunction or other order shall have become final and nonappealable; or

                  (c)      by the Verizon Selling Shareholders or Vodafone if:

                           (i) at any time prior to the acceptance of payment of Securities pursuant to the Offers, the tender in the Offers of the Verizon Shares or Vodafone Shares shall have been withdrawn in connection with a Superior Proposal;

                           (ii) at any time prior to the acceptance of payment of Securities pursuant to the Offers, (x) there shall be a breach of any representation or warranty of the Purchasers in this Agreement that is qualified as to a Purchasers Material Adverse Effect, (y) there shall be a breach of any representation or warranty of the Purchasers in this Agreement that is not so qualified, other than any such breaches which would not reasonably be expected to have, individually or in the aggregate, a Purchasers Material Adverse Effect, or (z) there shall be a breach by the Purchasers of any of their covenants or agreements contained in this Agreement (other than as set forth in Section 2.1 with respect to the Purchasers' obligation to commence the Offers or as set forth in Section 7.10), other than any such breaches which would not reasonably be expected to have, individually or in the aggregate, a Purchasers Material Adverse Effect, which breach, in the case of any of clauses (x), (y) or (z), has not been cured within ten (10) Business Days after either the Verizon Selling Shareholders or Vodafone shall have given written notice to the Purchasers of such breach; provided, that neither the Verizon Selling Shareholders nor Vodafone may terminate this Agreement pursuant to this Section 9.1(c)(ii) if such party is in material breach of this Agreement;

                           (iii) (x) the Purchasers shall have failed to commence the Offers in accordance with Section 2.1 or (y) either Offer has been terminated or has expired without the Purchasers accepting for payment all of the Securities tendered pursuant thereto (and not withdrawn);

                           (iv) at any time prior to the acceptance for payment of Securities pursuant to the Offers, there shall be a breach by the Purchasers of Section 7.10, and such breach has not been cured within five (5) calendar days after either the Verizon Selling Shareholders or Vodafone shall have given written notice to the Purchasers of such breach; or

                           (v) the Closing shall not have occurred by December 12, 2003 (the "Termination Date"), provided, that neither the Verizon Selling Shareholders nor Vodafone may terminate this Agreement pursuant to this Section 9.1(c)(v) if such party is in material breach of this Agreement; or

                  (d)      by the Purchasers if:

                           (i) at any time prior to the acceptance for payment of Securities pursuant to the Offers, the tender into the Offers of the Verizon Shares or Vodafone Shares shall have been withdrawn for any reason;

                           (ii) at any time prior to the acceptance for payment of Securities pursuant to the Offers, (v) there shall be a breach of any representation or warranty by the Verizon Selling Shareholders or Vodafone in this Agreement that is qualified as to a Verizon Selling Shareholders Material Adverse Effect or a Vodafone Material Adverse Effect, as the case may be, (w) there shall be a breach of any representation or warranty by the Verizon Selling Shareholders or Vodafone in this Agreement that is not so qualified, other than any such breaches which would not reasonably be expected to have, individually or in the aggregate, a Verizon Selling Shareholders Material Adverse Effect or a Vodafone Material Adverse Effect, as the case may be, or (x) there shall be a breach by the Verizon Selling Shareholders or Vodafone of any of their covenants or agreements contained in this Agreement, other than any such breaches which would not reasonably be expected to have, individually or in the aggregate, a Verizon Selling Shareholders Material Adverse Effect or a Vodafone Material Adverse Effect, as the case may be, which breach, in the case of any of clauses (v), (w) or (x), has not been cured within ten (10) Business Days after the Purchasers shall have given written notice to the Verizon Selling Shareholders or Vodafone of such breach, (y) the Company and each of its Subsidiaries shall not have taken the actions specified in
                  Section 7.3(a) (whether or not the Verizon Selling Shareholders and Vodafone shall have used their commercially reasonable efforts to cause such actions) following the initiation of any legal action or proceeding by any creditor to enforce its rights against any assets of the Company or any of its Subsidiaries or against the shares of capital stock of any of the Subsidiaries of the Company and the receipt by the Verizon Selling Shareholders and Vodafone of the request in writing from the Purchasers specified in Section 7.3(a) unless not later than three (3) calendar days following the receipt of such request the Board of Directors of the Company shall have received the written advice of Antonio Franck Cabrera of Franck, Galicia y Robles, S.C., advising (based on the best interests of the Company and its Subsidiaries) against the Company and each of its Subsidiaries taking the actions specified in Section 7.3(a) or (z) any of the events described in Section 7.3(b)(i) through (xii) shall have occurred (whether or not the Verizon Selling Shareholders and Vodafone shall have used their commercially reasonable efforts to cause such events not to occur) (except where the Purchasers have given their prior written consent or such prior written consent of the Purchasers has been unreasonably withheld, conditioned or delayed, such reasonableness to be determined with reference to the benefits reasonably expected by the Purchasers to accrue to the Purchasers from the transactions contemplated hereby) and the occurrence of such event has a material adverse effect upon the benefits reasonably expected by the Purchasers to accrue to the Purchasers from the transactions contemplated hereby; provided, that the Purchasers may not terminate this Agreement pursuant to this Section 9.1(d)(ii) if they are in material breach of this Agreement; or

                           (iii) if the Securities tendered into the Offers by the Verizon Selling Shareholders and Vodafone (and not withdrawn) (A) represent less than seventy percent (70%) of the outstanding capital stock of the Company or (B) shall be subject to any Lien (other than any Lien arising pursuant to the Shareholders Agreement) that has not been discharged within five (5) Business Days after the Purchasers shall have given written notice to the Verizon Selling Shareholders and Vodafone of such Lien; or

                           (iv) the Closing shall not have occurred by the Termination Date; provided, that the Purchasers may not terminate this Agreement pursuant to this Section 9.1(d)(iv) if they are in material breach of this Agreement.

                  Section 9.2. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.1 by any party, written notice thereof shall forthwith be given to the other parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect, and there shall be no liability hereunder on the part of the parties hereto, except for any liability under any provision of this Agreement which survives termination pursuant to Section 10.2. In the event of the termination of this Agreement in accordance with its terms, the Offers shall be terminated and the Purchasers shall return any tendered Securities promptly thereafter.

                  Section 9.3. Acceptance of Superior Proposal. (a) If this Agreement is terminated by the Purchasers pursuant to Section 9.1(d)(ii) and, within eighteen (18) months of such termination, a Superior Proposal is consummated or a definitive agreement with respect to a Superior Proposal is entered into, then, on the Business Day immediately following the date of consummation of such Superior Proposal, the Verizon Selling Shareholders or Vodafone, as the case may be, shall pay to Sub in immediately available funds an amount equal to ninety-five percent (95%) of the difference between (i) the aggregate consideration received by such Verizon Selling Shareholders or Vodafone, as the case may be, upon consummation of the

Superior Proposal and (ii) the aggregate consideration that such Verizon Selling Shareholders or Vodafone, as the case may be, would have received upon consummation of the Offers for the Securities transferred in the Superior Proposal.

                  (b) The Purchasers acknowledge and agree that the payments contemplated by this Section 9.3 shall be the sole and exclusive remedy of the Purchasers in the event of a termination of this Agreement; provided that nothing contained in this Article IX shall interfere with the Purchasers' right to seek injunctive or other equitable relief as set forth in Section 10.13 or otherwise.

                  Section 9.4. Termination Payment. (a) If this Agreement is terminated:

                  (i) (x) by any of the Purchasers, the Verizon Selling Shareholders or Vodafone pursuant to Section 9.1(b);

                  (y) by the Verizon Selling Shareholders or Vodafone pursuant to Section 9.1(c)(v); or

                  (z)      by the Purchasers pursuant to Section 9.1(d)(iv);

         then on the Business Day immediately following the date of termination, the parties shall deliver a joint written notice to the Escrow Agent pursuant to the Escrow Agreement, instructing the Escrow Agent to deliver out of the Escrow Fund to BAII an amount equal to $5,331,529 and to Vodafone an amount equal to $4,668,471.

                  (ii) by the Verizon Selling Shareholders or Vodafone pursuant to Section 9.1(c)(ii), Section 9.1(c)(iii) or Section 9.1(c)(iv), then on the Business Day immediately following the date of termination (or such later date on which the Purchasers receive documentary evidence of the out-of-pocket expenses to be reimbursed), the parties shall deliver a joint written notice to the Escrow Agent pursuant to the Escrow Agreement, instructing the Escrow Agent to deliver out of the Escrow Fund, and to the extent the funds held in the Escrow Fund are not sufficient, the Purchasers shall pay in immediately available funds, to BAII an amount equal to $5,331,529 and reimburse BAII for the out-of-pocket expenses of the Verizon Selling Shareholders (including fees and expenses of their legal and financial advisors) up to an amount equal to $799,729, and to Vodafone an amount equal to $4,668,471 and reimburse Vodafone for its expenses (including fees and expenses of its legal and financial advisors) up to an amount equal to $700,271.

                  (b) If this Agreement is terminated pursuant to Section 9.1(a), Section 9.1(c)(i), Section 9.1(d)(i), Section 9.1(d)(ii) or Section 9.1(d)(iii), then on the Business Day immediately following the date of termination, the parties shall deliver a joint written notice to the Escrow Agent pursuant to the Escrow Agreement, instructing the Escrow Agent to deliver the Escrow Fund to Sub.

                  (c) The Verizon Selling Shareholders and Vodafone acknowledge and agree that the payments contemplated by Section 9.4(a) shall be the sole and exclusive remedy of the Verizon Selling Shareholders and/or Vodafone in the event of the termination of this Agreement; provided, however, that nothing contained in this Article IX shall interfere with the Verizon

Selling Shareholders' and/or Vodafone's right to seek injunctive or other equitable relief as set forth in Section 10.13 or otherwise.

                                    ARTICLE X

                                  MISCELLANEOUS

                  Section 10.1. Fees and Expenses. (a) Except as provided in paragraph (b) below, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

                  (b) In the event that any party hereto shall commence a suit or seek an injunction against any other party hereto in connection with the enforcement of any provision of this Agreement or for damages for a breach thereof, the non-prevailing party shall pay the prevailing party's costs and expenses (including reasonable fees and expenses of counsel) in connection with such suit or the seeking of an injunction, together with interest on the amount of the prevailing party's costs and expenses and the amount of monetary damages payable in connection therewith, from the date that the decision relating to the suit or injunction shall have become final and non-appealable until the date of payment at the prime rate of Citibank N.A. in effect on the date that the decision relating to the suit or injunction shall have become final and non-appealable plus two (2) percent.

                  Section 10.2. Survival. (a) The respective representations and warranties of the Verizon Selling Shareholders and Vodafone contained herein shall expire with, and be terminated and extinguished by, the earlier to occur of (i) the termination of this Agreement and (ii) the Closing, and thereafter neither the Verizon Selling Shareholders nor Vodafone shall be under any liability whatsoever with respect to any such representation or warranty; provided, however, that notwithstanding the foregoing, the representations and warranties set forth in Section 4.1, Section 4.4, Section 4.6, Section 5.1,
Section 5.4 and Section 5.6 shall survive the Closing for a period of three years. The covenants and agreements of the Verizon Selling Shareholders and Vodafone contained herein shall expire with, and be terminated and extinguished by, the earlier to occur of (i) the termination of this Agreement and (ii) the Closing, and thereafter neither the Verizon Selling Shareholders nor Vodafone shall be under any liability whatsoever with respect to any such covenant or agreement; provided, however, that notwithstanding the foregoing, the covenants and agreements of the Verizon Selling Shareholders and Vodafone set forth (x) in
Section 7.12, Section 7.14 with respect to the obligations of the Sellers or their Affiliates to consent to the termination of such agreements and Section
7.16 shall survive the Closing indefinitely in the case of Section 7.12 and for the time period specified therein in the case of Section 7.16, (y) in Section
9.2 and Section 9.3 shall survive termination indefinitely in the case of
Section 9.2 and for the time period specified therein in the case of Section 9.3 and (z) Article X shall survive the Closing and termination indefinitely. The representations and warranties of the Purchasers contained herein shall expire with, and be terminated and extinguished by, the earlier to occur of (i) the termination of this Agreement and (ii) the Closing, and thereafter the Purchasers shall be under no liability whatsoever with respect to any such representation or warranty. The covenants and agreements of the Purchasers contained herein shall expire with, and be terminated and extinguished by, the earlier to occur of (i) the termination of this Agreement and (ii) the Closing, and thereafter none of the Purchasers shall be under any liability whatsoever with respect to any such covenant or agreement; provided, however, that notwithstanding the foregoing, the covenants and agreements of the Purchasers set forth (x) in Section 7.11(a), Section 7.11(c), Section 7.11(d),
Section 7.12, Section 7.13, Section 7.15 and Section 7.16 shall survive the Closing indefinitely in the case of Section 7.11(c), Section 7.11(d), and
Section 7.12 and for the time periods specified therein in the case of Section 7.11(a), Section 7.13, Section 7.15 and Section 7.16, (y) in Section 7.2,
Section 9.2 and Section 9.4 shall survive termination indefinitely and (z) in
Section 7.10(c), Section 7.11(b) and Article X shall survive the Closing and termination indefinitely. This Section 10.2 shall have no effect upon any other obligation of the parties hereto, whether to be performed before or after the consummation of the Offers.

                  (b) With the exception of any claims based on fraud, the parties hereto acknowledge and agree that after the termination of this Agreement or the Closing the remedies provided for in this Agreement shall be the parties' sole and exclusive remedies with respect to the subject matter of this Agreement.

                  Section 10.3. Extension; Waiver. The parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein by any other applicable party or in any document, certificate or writing delivered pursuant hereto by any other applicable party or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                  Section 10.4. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person or mailed, certified or registered mail with postage prepaid, or sent by facsimile (upon confirmation of receipt), as follows:

                  (a)      if to the Verizon Selling Shareholders to Verizon at:

                           Verizon Communications Inc.
                           1095 Avenue of the Americas
                           New York, NY 10036
                           Attention: Steven E. Zipperstein, Esq.
                           Fax: 212-840-7689

                  with a copy (which shall not constitute notice) to:

                           White & Case LLP
                           1155 Avenue of the Americas
                           New York, NY 10036
                           Attention: Neal F. Grenley, Esq.
                                      John M. Reiss, Esq.
                           Fax: 212-354-8113

                  (b)      if to Vodafone, to it at:

                           Vodafone Americas BV
                           Riviun Quadrant 173-177
                           2909 LC Capelle aan den IJssel
                           Rotterdam, The Netherlands
                           Attention: Erik de Rijk
                           Fax: 011-31-10-498-7722

                           and to:

                           Vodafone Americas Inc.
                           2999 Oak Road, 10th Floor
                           Walnut Creek, CA 94597
                           Attention: Dennis Daugherty, Esq.
                           Fax: 925-210-3599

                  with a copy (which shall not constitute notice) to:

                           Sullivan & Cromwell LLP
                           125 Broad Street
                           New York, NY 10004
                           Attention: Benjamin F. Stapleton, Esq.
                                      Stephen M. Kotran, Esq.
                           Fax: 212-558-3588

                  (c)      if to the Purchasers, to Parent at:

                           Biper, S.A. de C.V.
                           Av. Insurgentes Sur No. 3696 y Calle Nueva
                           Colonia Pena Pobre
                           14260, Mexico, D.F.
                           Attention: Gabriel Roqueni
                           Fax: 011-52-55-5447-6188

                  with a copy (which shall not constitute notice) to:

                           Akin Gump Strauss Hauer & Feld LLP
                           590 Madison Avenue
                           New York, New York 10022
                           Attention: Steven H. Scheinman, Esq.
                                      Patrick J. Dooley, Esq.
                           Fax: 212-872-1002
                  with a copy (which shall not constitute notice) to:

                           Jauregui, Navarrete, Nader y Rojas
                           Paseo de los Tamarindos 400-B, Piso 8
                           Colonia Bosques de las Lomas
                           C.P. 05120 Mexico, D.F.
                           Attention: Hector Rojas, Esq.
                           Fax: 011-5255-5267-4595

or to such other Person or address as any party shall specify by notice in writing to each of the other parties. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery unless if mailed, in which case on the third Business Day after the mailing thereof, except for a notice of a change of address, which shall be effective only upon receipt thereof.

                  Section 10.5. Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein and supersedes all prior agreements and understandings, oral and written, with respect thereto, other than the Non-Disclosure Agreement and the Escrow Agreement.

                  Section 10.6. Binding Effect; Benefit; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and, with respect to the provisions of Sections 7.10(c), Section 7.11 and
Section 10.17 shall inure to the benefit of the Persons benefiting from the provisions thereof all of whom are intended to be third party beneficiaries thereof. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of each of the other parties. Notwithstanding the foregoing, to the extent that the parties hereto modify any rights under this Agreement that inure to the benefit of Persons that are not parties hereto, such Persons shall be subject to such modifications.

                  Section 10.7. Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented by the parties hereto in any and all respects but only in a written instrument executed by all parties.

                  Section 10.8. Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

                  Section 10.9. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

                  Section 10.10. APPLICABLE LAW. (a) THIS AGREEMENT AND THE LEGAL RELATIONS AMONG THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CONFLICTS OF LAW PRINCIPLES THEREOF. THE UNITED STATES DISTRICT COURTS LOCATED IN NEW YORK CITY OR THE COMMERCIAL DIVISION OF THE NEW YORK SUPREME COURT BRANCH,

NEW YORK COUNTY SHALL HAVE EXCLUSIVE JURISDICTION OVER ANY AND ALL DISPUTES AMONG THE PARTIES HERETO, WHETHER IN LAW OR EQUITY, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY AND THE PARTIES CONSENT TO AND AGREE TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS. EACH OF THE PARTIES HEREBY WAIVES AND AGREES NOT TO ASSERT IN ANY SUCH DISPUTE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (I) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, (II) SUCH PARTY AND SUCH PARTY'S PROPERTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY SUCH COURTS OR (III) ANY LITIGATION OR OTHER PROCEEDING COMMENCED IN SUCH COURTS IS BROUGHT IN AN INCONVENIENT FORUM. THE PARTIES HEREBY AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 10.4, OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF AND HEREBY WAIVE ANY OBJECTIONS TO SERVICE ACCOMPLISHED IN THE MANNER HEREIN PROVIDED.

                  (b) PARENT HEREBY IRREVOCABLY APPOINTS CT CORPORATION SYSTEM AS AGENT FOR SERVICE OF PROCESS, TO RECEIVE ON BEHALF OF SUCH PARTY SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, DESIGNATING 111 EIGHTH AVENUE, NEW YORK, NY 10011 AS ADDRESS FOR ALL SUCH PURPOSES. PARENT SHALL TAKE ALL ACTIONS (INCLUDING THE PAYMENT OF FEES) NECESSARY TO MAINTAIN THE APPOINTMENT OF CT CORPORATION SYSTEM AS AGENT FOR SERVICE OF PROCESS DURING THE TERM OF THIS AGREEMENT AND SHALL PROVIDE THE VERIZON SELLING SHAREHOLDERS AND VODAFONE WITH EVIDENCE REASONABLY SATISFACTORY TO EACH OF THEM OF SUCH APPOINTMENTS (INCLUDING THE PENDENCY THEREOF). SUB HEREBY IRREVOCABLY APPOINTS CT CORPORATION SYSTEM AS AGENT FOR SERVICE OF PROCESS, TO RECEIVE ON BEHALF OF SUCH PARTY SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, DESIGNATING 111 EIGHTH AVENUE, NEW YORK, NY 10011 AS ADDRESS FOR ALL SUCH PURPOSES. SUB SHALL TAKE ALL ACTIONS (INCLUDING THE PAYMENT OF FEES) NECESSARY TO MAINTAIN THE APPOINTMENT OF CT CORPORATION SYSTEM AS AGENT FOR SERVICE OF PROCESS DURING THE TERM OF THIS AGREEMENT AND SHALL PROVIDE THE VERIZON SELLING SHAREHOLDERS AND VODAFONE WITH EVIDENCE REASONABLY SATISFACTORY TO EACH OF THEM OF SUCH APPOINTMENTS (INCLUDING THE PENDENCY THEREOF).

                  (c) VODAFONE HEREBY IRREVOCABLY APPOINTS VODAFONE AMERICAS INC. AS AGENT FOR SERVICE OF PROCESS, TO RECEIVE ON BEHALF OF SUCH PARTY SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY

OTHER PROCESS WHICH MAY BE SERVED IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, DESIGNATING 2999 OAK ROAD, 10TH FLOOR, WALNUT CREEK, CA 94597 AS ADDRESS FOR ALL SUCH PURPOSES. VODAFONE SHALL TAKE ALL ACTIONS (INCLUDING THE PAYMENT OF FEES) NECESSARY TO MAINTAIN THE APPOINTMENT OF VODAFONE AMERICAS INC. AS AGENT FOR SERVICE OF PROCESS DURING THE TERM OF THIS AGREEMENT AND SHALL PROVIDE THE PURCHASERS WITH EVIDENCE REASONABLY SATISFACTORY TO EACH OF THEM OF SUCH APPOINTMENTS (INCLUDING THE PENDENCY THEREOF).

                  Section 10.11. Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable term, provision, covenant or restriction or any portion thereof had never been contained herein.

                  Section 10.12. Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated.

                  Section 10.13. Specific Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement, without any bond or other security being required, and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

                  Section 10.14. WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  Section 10.15. No Breach of Fiduciary Duty Required. Nothing contained in this Agreement shall (i) require any director or officer of the Company or its Subsidiaries, acting in such capacity, to take or refrain from taking any action which such person in good faith believes could be reasonably expected to result in a violation of their fiduciary duties, or (ii) require the Sellers to take any action relating to the composition of the Board of Directors of the Company or its Subsidiaries or cause the Sellers to seek any action or inaction on the part of the directors and officers on behalf of the Company or its Subsidiaries if such action could be reasonably expected to be inconsistent with the fiduciary duties of the directors and officers to the Company and the shareholders of the Company (other than the Sellers).

                  Section 10.16. No Effect From Bankruptcy. The filing by any Person of any notice, petition or claim relating to the bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally in respect of the Company and/or any of its Subsidiaries or the entry of any order for relief or similar action in respect of such filing, shall not except to the extent contemplated by this Agreement (i) constitute the basis for any claim by the Purchasers of breach of any representation, warranty, covenant or obligation of the Verizon Selling Shareholders or Vodafone arising pursuant to this Agreement or (ii) excuse the Purchasers from performing any of their covenants, agreements or obligations arising pursuant to this Agreement.

                  Section 10.17. Waiver and Release. Effective upon the Closing, the Purchasers hereby, and each of the Purchasers agrees to cause the Company and each of its Subsidiaries to, waive, remise, release and forever discharge and covenant and agree not to bring any legal proceedings of any nature whatsoever against any of the Verizon Selling Shareholders and their Affiliates, Vodafone and its Affiliates and the Verizon Selling Shareholders' and their Affiliates' and Vodafone's and its Affiliates' respective officers, directors, employees or agents (the "Releasees") of and from all manner of claims, actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions and demands whatsoever, in law or in equity, whether known or unknown, suspected or unsuspected relating to any allegation (i) that any documents or other materials relating to the Company or any of its Subsidiaries filed by any of the Releasees and/or the Company or any of its Subsidiaries with any Governmental Entity or otherwise made available or furnished to the Purchasers, their employees, counsel, accountants, consultants or other authorized representatives, contained or contain any untrue statement of a material fact or omitted or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which they were made, (ii) of conflict of interest by any Releasee in any contract or dealings with the Company or any of its Subsidiaries, (iii) of breach of any fiduciary duty owed or owing to the Company and/or its Subsidiaries or any of the holders of any securities of the Company or any of its Subsidiaries, (iv) of misappropriation of corporate opportunities of the Company or any of its Subsidiaries or (v) mismanagement of the Company or any of its Subsidiaries or impairment of the value of any securities of the Company or any of its Subsidiaries. The provisions of this Section 10.17 shall be binding upon the successors and assigns of the Purchasers, the Company and its Subsidiaries. In the event any of the Purchasers, the Company or any of its Subsidiaries or any of their respective successors or assigns (x) consolidates with or merges into any other Person or (y) transfers all or substantially all of its properties or assets to any Person, then, and in each case, proper provision shall be made so that the successors and assigns of the Purchasers, the Company and any of its Subsidiaries, as the case may be, shall honor and be bound by the provisions of this Section 10.17.

                  Section 10.18. Guarantee. Parent guarantees the full payment and performance of the obligations of Sub under this Agreement, or the assignee of the rights, interests and obligations of Sub under this Agreement pursuant to
Section 10.6.

                  Section 10.19. Indemnification Claims. (a) As promptly as practicable (and in any event within five (5) Business Days) after an Indemnified Party receives notice of the commencement of any third-party claim, action or proceeding (a "Third Party Claim") or the occurrence of any fact which may become the basis of a Third Party Claim in respect of which an Indemnified Party is entitled to indemnification under this Agreement, such Indemnified Party shall notify in writing the indemnifying party of such Third Party Claim (the "Indemnifying Party"); provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been materially prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnified Party failed to give such notice). Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within five (5) Business Days after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

                  (b) If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense and settlement thereof at the Indemnifying Party's expense, with counsel selected by the Indemnifying Party, if the Indemnifying Party acknowledges its indemnity obligation and assumes and holds such Indemnified Party harmless from and against the full amount of any Loss resulting therefrom (it being expressly understood and agreed that such acknowledgment shall not constitute a waiver or modification of the $15,000,000 cap set forth in Section 7.10(c)); provided, that the Indemnifying Party shall not be entitled to assume control of such defense and shall pay the expenses of the Indemnified Party (including the reasonable fees and expenses of its counsel, such counsel not reasonably objected to by the Indemnifying Party) if (i) the claim for indemnification relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation, (ii) the Indemnified Party has been advised in writing by counsel that a reasonable likelihood exists of a conflict of interest between the Indemnifying Party and the Indemnified Party, (iii) the Indemnified Party reasonably believes an adverse determination with respect to the action, lawsuit, investigation, proceeding or other claim giving rise to such claim for indemnification would be materially detrimental or injurious to the Indemnified Party's reputation or future business prospects in Latin America or (iv) upon petition by the Indemnified Party, the appropriate court rules that the Indemnifying Party failed or is failing to vigorously prosecute or defend such claim. If the Indemnifying Party elects to assume the defense of a Third Party Claim, it shall promptly deliver written notice to the Indemnified Party notifying it of the Indemnifying Party's election.

                  (c) If the Indemnifying Party assumes such defense, (i) the Indemnified Party shall be permitted to participate in the defense thereof and to employ counsel (not reasonably objected to by the Indemnifying Party), at its own expense, and (ii) all of the Indemnified Parties shall cooperate reasonably with the Indemnifying Party in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party's reasonable request) the provision to the Indemnifying Party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. If the Indemnifying Party shall have assumed the defense of a Third Party Claim, the Indemnified Party shall agree to any settlement, compromise or discharge of a Third Party Claim which the Indemnifying Party may recommend and which by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim and which releases the Indemnifying Party in connection with such Third Party Claim.

                  (d) If the Indemnifying Party does not assume, or is not entitled to assume, such defense, (i) the Indemnifying Party shall be permitted to participate in the defense thereof and to employ counsel (not reasonably objected to by the Indemnified Party), at its own expense and (ii) all of the Indemnifying Parties shall cooperate reasonably with the Indemnified Party in the defense or prosecution thereof.

                  (e) Whether or not the Indemnifying Party shall have assumed the defense of a Third Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party's prior written consent.

                  Section 10.20. Early Termination. Notwithstanding anything to the contrary contained in this Agreement, in the event that (i) all of the Verizon Shares (other than ADSs) and the Vodafone Shares shall not have been transferred to the Custodial Account and (ii) the irrevocable powers of attorney of the Verizon Selling Shareholders and Vodafone in favor of the Escrow Agent, as described in Section 2.3 of the Escrow Agreement, shall not have been executed before a Notary Public and delivered to the Escrow Agent (and a copy thereof delivered to the Purchasers) on or before 5:00 p.m. New York City time on June 17, 2003, then the Purchasers shall have the option, to be exercised by delivery of notice (the "Early Termination Notice") to the Verizon Selling Shareholders, Vodafone, and the Escrow Agent at any time prior to the earlier of
(x) the Purchasers' receipt of notice (which may be given telephonically) of the completion of such transfer and (y) 5:00 p.m. New York City time on June 19, 2003, to terminate this Agreement and the transactions contemplated hereby, and in the event the Purchasers shall give the Early Termination Notice, this Agreement shall become void and have no effect, and there shall be no liability hereunder on the part of the parties hereto.

                                    * * * * *

                  IN WITNESS WHEREOF, each of Parent, Sub, BAII, BALAH, BANZHI and Vodafone have caused this Agreement to be executed by its respective officers thereunto duly authorized, as applicable, all as of the date first above written.

                           BIPER, S.A. DE C.V.

                           By: /s/ Pedro Padilla L.
                               --------------------
                               Name: Pedro Padilla L.
                               Title: Attorney-in-Fact

                           MOVIL ACCESS, S.A. DE C.V.

                           By: /s/ Pedro Padilla L.
                               --------------------
                               Name: Pedro Padilla L.
                               Title: Attorney-in-Fact

                           BELL ATLANTIC INTERNATIONAL, INC.

                           By: /s/ Stephen B. Heimann
                               ----------------------
                               Name: Stephen B. Heimann
                               Title: Vice President

                           BELL ATLANTIC LATIN AMERICA HOLDINGS, INC.

                           By: /s/ Janet M. Garrity
                               --------------------
                               Name: Janet M. Garrity
                               Title: President

                           BELL ATLANTIC NEW ZEALAND HOLDINGS, INC.

                           By: /s/ Janet M. Garrity
                               --------------------
                               Name: Janet M. Garrity
                               Title: Treasurer

                           VODAFONE AMERICAS B.V.

                           By: /s/ Justin Hodges
                               -----------------
                               Name: Justin Hodges
                               Title: Executive, Vodafone Group Corporate
                               Finance by POA

                                                                         ANNEX A

                             TENDER OFFER CONDITIONS

                  The capitalized terms used in this Annex A shall have the meanings set forth in the Agreement to which it is annexed.

                  Notwithstanding any other provision of the Offer or the Agreement, Sub will not accept for payment or, subject to applicable law and any applicable rules and regulations of the CNBV and the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Sub's obligation to pay for or return tendered shares promptly after termination or withdrawal of the Offer), pay for any Securities tendered pursuant to the Offer, if any of the following shall have occurred and be continuing as of the Expiration Date:

                  (a) any Governmental Entity (either in Mexico or the United States) shall have enacted, issued, promulgated or enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order which prevents or prohibits the consummation of either the Mexican Offer or the U.S. Offer;

                  (b) the Required FCC Consent shall not have been obtained (unless the Initial FCC 214 License Transfer shall have occurred);

                  (c) the Securities tendered into the Offers by the Verizon Selling Shareholders and Vodafone (and not withdrawn) shall be subject to any Lien (which condition may be waived in the sole discretion of Sub); or

                  (d) the Agreement shall have been terminated in accordance with its terms.

                                                                         ANNEX B

                                   RESOLUTIONS

                             Section X. RESOLUTIONS

1. Calls. The calls for the Shareholder's Meetings must include the following items in Spanish, either for an ordinary meeting or for a special meeting as required by the by-laws of the Company:

     - Aprobacion de la gestion del Consejo de Administracion en funciones, de los miembros de los diversos Comites del Consejo de Administracion en funciones y de ciertos funcionarios de la sociedad, finiquitos correspondientes y sustitucion y designacion de nuevos consejeros, miembros de los diversos Comites del Consejo de Administracion, funcionarios y comisario para el ejercicio social que terminara el 31 de diciembre de 2003.

         "Approval of the performance of the current Board of Directors, current members of the various Committees of the Board of Directors and certain officers of the company, granting of releases, and substitution and appointment of new directors, members of the various Committees of the Board of Directors, officers and examiner for the fiscal year ending on December 31, 2003."

     - Resoluciones en relacion con consejeros y funcionarios de las subsidiarias directas o indirectas de la sociedad.

         "Resolutions regarding directors and officers of direct and indirect subsidiaries of the company."

     -   Revocacion y otorgamiento de poderes.

         "Revoking and granting of powers."

2. Shareholder's Meeting Resolutions. The resolutions accepting the resignation of the current directors nominated by Virgo Selling Shareholders and Vela, appointing new directors, members of the Committees and officers, ratifying all the actions taken or resolved to be taken by such individuals and releasing from liability such individuals with respect to all acts of such individuals as members of the Board of Directors and Committees or as officers, must be drafted in the following terms in Spanish:

     - Aprobacion de la gestion del Consejo de Administracion en funciones, de los miembros de los diversos Comites del Consejo de Administracion en funciones y de ciertos funcionarios de la sociedad, finiquitos correspondientes y sustitucion y designacion de nuevos consejeros, miembros de los diversos Comites del Consejo de Administracion, funcionarios y comisario para el ejercicio social que terminara el 31 de diciembre de 2003.

         En relacion con el [_________] punto del orden del dia, el presidente informo a los presentes que los miembros propietarios y suplentes del Consejo de Administracion, el secretario y su suplente y los comisarios y sus suplentes de la sociedad, presentaron sus renuncias con anterioridad a la celebracion de esta asamblea, por lo que era necesario designar nuevos miembros propietarios y suplentes del Consejo de Administracion, miembros propietarios y suplentes de los diversos Comites del Consejo de Administracion, asi como a las personas que ocuparan los cargos de secretario y comisario, y sus suplentes, de la sociedad para el ejercicio social que terminara el 31 de diciembre de 2003.

         Acto seguido, el presidente informo a los presentes que los senores [nombres de los funcionarios] presentaron la renuncia de sus cargos como funcionarios de la sociedad, por lo que era necesario designar nuevos funcionarios de la sociedad.

         A solicitud de los accionistas, el presidente sometio a la consideracion de los presentes la designacion de los senores [nombres de los nuevos consejeros propietarios] como miembros propietarios del Consejo de Administracion y de los senores [nombres de los nuevos consejeros suplentes] como miembros suplentes del Consejo de Administracion; asi como la designacion de las siguientes personas para integrar los diversos Comites del Consejo de
Administracion:

                                COMITE EJECUTIVO

PROPIETARIOS               SUPLENTES
------------               ---------
------------------------------------

------------------------------------

                   COMITE DE FINANZAS Y PLANEACION ESTRATEGICA

PROPIETARIOS               SUPLENTES
------------               ---------
------------------------------------

------------------------------------

                               COMITE DE AUDITORIA

PROPIETARIOS               SUPLENTES
------------               ---------
------------------------------------

------------------------------------

                   COMITE DE RECURSOS HUMANOS Y COMPENSACIONES

PROPIETARIOS               SUPLENTES
------------               ---------
------------------------------------

------------------------------------

         Adicionalmente, el Presidente sometio a la consideracion de los presentes la aceptacion de la renuncia de [nombre de los funcionarios] y la designacion de los senores [nombres de los nuevos funcionarios] para ocupar los cargos de [Director General], [Vicepresidente Ejecutivo de Finanzas y Auditoria y CFO], [Vicepresidente Senior de Mercadotecnia], [Vicepresidente Senior Legal y Asuntos Regulatorios], [Vicepresidente de Operaciones Tecnicas], [Vicepresidente de Ventas], [Vicepresidente de Recursos Humanos], [Vicepresidente de Datos y Larga Distancia] y [Vicepresidente de Administracion], respectivamente.

         Finalmente, se propuso la designacion de los senores [nombre del secretario], [nombre del secretario suplente], [nombre del comisario] y [nombre del comisario suplente] para ocupar los cargos de secretario, comisario y comisario suplente de la sociedad, respectivamente, para el ejercicio social que terminara el 31 de diciembre de 2003.

     El presidente informo que las resoluciones citadas estaran sujetas a la condicion suspensiva consistente en que, en o antes del 13 de diciembre de 2003, se consume la oferta publica de compra de acciones de Grupo Iusacell, S.A. de C.V. realizada o a ser realizada por Movil Access, S.A. de C.V. o sus sociedades relacionadas.

         Despues de deliberar respecto de este punto del orden del dia, los accionistas, por voto del [__]% de las acciones presentes, adoptaron las siguientes resoluciones:

                                 [*] Resolucion

         Se resuelve aceptar, con efectos a esta fecha, las renuncias presentadas por los senores [nombres de los consejeros que renuncian] a sus cargos dentro del Consejo de Administracion y de los diversos Comites del Consejo de Administracion de la sociedad; y las renuncias presentadas por los senores [nombre del secretario, secretario suplente, comisarios y comisarios suplente] a sus cargos como secretario, secretario suplente, comisarios y comisarios suplentes, respectivamente.

                                 [*] Resolucion

         Se resuelve ratificar y aprobar todos y cada uno de los actos llevados a cabo por los senores [nombres de los consejeros que renuncian] como consejeros propietarios o suplentes del Consejo de Administracion de la sociedad, por lo que tambien se resuelve otorgarles el mas amplio finiquito que en derecho proceda y liberarlos, tanto los accionistas como la sociedad, en forma definitiva de toda responsabilidad de cualquier indole, ya sea contractual o extracontractual, civil, penal o cualquier otra que pudiere corresponderles en virtud del desempeno de sus encargos hasta la fecha en que surta efectos esta resolucion. En virtud de que la asamblea de accionistas no solicito de los senores consejeros propietarios y suplentes caucion alguna para garantizar el desempeno de sus cargos, no procede, en consecuencia, devolverles caucion alguna.

                                 [*] Resolucion

         Se resuelve ratificar y aprobar todos y cada uno de los actos llevados a cabo por los senores [nombres de los miembros de los Comites que renuncian] como miembros del Comite Ejecutivo, de Finanzas y Planeacion Estrategica, de Auditoria y de Recursos Humanos y Compensaciones de la sociedad, por lo que tambien se resuelve otorgarles el mas amplio finiquito que en derecho proceda y liberarlos, tanto los accionistas como la sociedad, en forma definitiva de toda responsabilidad de cualquier indole, ya sea contractual o extracontractual, civil, penal o cualquier otra que pudiere corresponderles en virtud del desempeno de sus encargos hasta la fecha en que surta efectos esta resolucion.

                                 [*] Resolucion

         Se resuelve aceptar, con efectos a esta fecha, las renuncias presentadas por los senores [nombres de los funcionarios], a sus cargos de [Director General], [Vicepresidente Ejecutivo de Finanzas y Auditoria y CFO], [Vicepresidente Senior de Mercadotecnia], [Vicepresidente Senior Legal y Asuntos Regulatorios], [Vicepresidente de Operaciones Tecnicas], [Vicepresidente de Ventas], [Vicepresidente de Recursos Humanos], [Vicepresidente de Datos y Larga Distancia] y [Vicepresidente de Administracion], respectivamente.

                                 [*] Resolucion

         Se resuelve ratificar y aprobar todos y cada uno de los actos llevados a cabo por los senores [en su caso, nombres de los funcionarios] como funcionarios de la sociedad, por lo que tambien se resuelve otorgarles el mas amplio finiquito que en derecho proceda y liberarlos, tanto los accionistas como la sociedad, en forma definitiva de toda responsabilidad de cualquier indole, ya sea contractual o extracontractual, civil, penal o cualquier otra que pudiere corresponderles en virtud del desempeno de sus encargos hasta la fecha en que surta efectos esta resolucion.

                                 [*] Resolucion

         Se resuelve ratificar y aprobar todos los actos llevados a cabo por los senores [nombre del secretario], [nombre del secretario suplente], [nombres de los comisarios] y [nombres de los comisarios suplentes] durante sus encargos como secretario, secretario suplente, comisarios y comisarios suplentes de la sociedad, respectivamente, por lo que tambien se resuelve otorgarles el mas amplio finiquito que en derecho proceda y liberarlos, tanto los accionistas como la sociedad, en forma definitiva de toda responsabilidad de cualquier indole, ya sea contractual o extracontractual, civil, penal o cualquier otra que pudiere corresponderles en virtud del desempeno de su encargo hasta la fecha en que surta efectos esta resolucion. En virtud de que la asamblea de accionistas no solicito de los senores antes mencionados caucion alguna para garantizar el desempeno de sus cargos, no procede, en consecuencia, devolverles caucion alguna.

                                 [*] Resolucion

         Se resuelve nombrar a los senores [nombres de los nuevos consejeros propietarios y la indicacion, en su caso, de ser consejeros A o V] como miembros propietarios del Consejo de Administracion y a los senores [nombres de los nuevos consejeros suplentes y la indicacion, en su caso, de ser consejeros A o V] como miembros suplentes del Consejo de Administracion, liberando a todos ellos de la obligacion de garantizar el fiel desempeno de sus encargos.

                                 [*] Resolucion

         En virtud de las resoluciones que anteceden, se resuelve que el Consejo de Administracion de la sociedad, para el ejercicio que concluira el 31 de diciembre de 2003, quede integrado por [*] miembros propietarios y hasta por un numero igual de miembros suplentes, quienes podran suplir indistintamente a los miembros propietarios en terminos de lo dispuesto por la Clausula [*] de los estatutos sociales de la sociedad, de conformidad con la siguiente lista:

Miembros Propietarios             Cargo                 Miembros Suplentes

     [Se hace constar que los consejeros de nacionalidad extranjera han quedado advertidos de que el ejercicio de su cargo en los Estados Unidos Mexicanos esta sujeto a obtener las autorizaciones necesarias.]

     Asimismo, se hace constar que los consejeros designados manifestaron previamente la aceptacion de sus cargos en caso de que esta asamblea aprobara su nombramiento.

                                 [*] Resolucion

         Se designan a los siguientes Consejeros para desempenarse como miembros de los siguientes Comites del Consejo de Administracion:

                                COMITE EJECUTIVO

-----------------------------------------------------------------
PROPIETARIOS                                            SUPLENTES
-----------------------------------------------------------------
-----------------------------------------------------------------

                   COMITE DE FINANZAS Y PLANEACION ESTRATEGICA

-----------------------------------------------------------------
PROPIETARIOS                                            SUPLENTES
-----------------------------------------------------------------
-----------------------------------------------------------------

                               COMITE DE AUDITORIA

-----------------------------------------------------------------
PROPIETARIOS                                            SUPLENTES
-----------------------------------------------------------------
-----------------------------------------------------------------

                   COMITE DE RECURSOS HUMANOS Y COMPENSACIONES

-----------------------------------------------------------------
PROPIETARIOS                                            SUPLENTES
-----------------------------------------------------------------
-----------------------------------------------------------------

                                 [*] Resolucion

         Se resuelve designar al senor [nombre del nuevo secretario] como secretario, al senor [nombre del nuevo secretario suplente] como secretario suplente, al senor [nombre del nuevo comisario] como comisario de la sociedad y al senor [nombre del nuevo comisario suplente] como comisario suplente, para el ejercicio que concluira el 31 de diciembre de 2003.

                                 [*] Resolucion

     Se resuelve designar como funcionarios de la sociedad a los senores [en su caso, nombres de los nuevos funcionarios], quienes ocuparan los cargos de [Director General], [Vicepresidente Ejecutivo de Finanzas y Auditoria y CFO], [Vicepresidente Senior de Mercadotecnia], [Vicepresidente Senior Legal y Asuntos Regulatorios], [Vicepresidente de Operaciones Tecnicas], [Vicepresidente de Ventas], [Vicepresidente de Recursos Humanos], [Vicepresidente de Datos y Larga Distancia] y [Vicepresidente de Administracion], respectivamente.

                                 [*] Resolucion

         Las resoluciones [incluir referencia a todas las resoluciones tomadas en relacion con este punto del orden del dia] estaran sujetas a la condicion suspensiva consistente en que, en o antes del 13 de diciembre de 2003, se consume la oferta publica de compra de acciones de Grupo

Iusacell, S.A. de C.V. realizada o a ser realizada por Movil Access, S.A. de C.V. o sus sociedades relacionadas.

         "Approval of the performance of the current Board of Directors, current members of the various Committees of the Board of Directors and certain officers of the company, granting of releases, and substitution and appointment of new directors, members of the various Committees of the Board of Directors, officers and examiner for the fiscal year ending on December 31, 2003.

         In connection with the [_________] item of the agenda, the president informed those present that the company's members and alternate members of the Board of Directors, the secretary and his alternate and the examiners and their alternates, submitted their resignations prior to this meeting, it being therefore necessary to appoint the company's new members and alternate members of the Board of Directors, members and alternates of the various Committees of the Board of Directors, as well as the persons who will occupy the positions of secretary and examiner, and their alternates, for the fiscal year ending on December 31, 2003.

         Thereupon, the president informed those present that Messrs. [names of the officers] submitted their resignation to their positions as officers of the company, it being therefore necessary to appoint new officers of the company.

         At the request of the shareholders', the president submitted to the consideration of those attending the appointment of Messrs. [names of the new members] as members of the Board of Directors and of Messrs. [names of the new alternate members] as alternate members of the Board of Directors, as well as the appointment of the following persons to integrate the Committees of the Board of Directors:

                               EXECUTIVE COMMITTEE

------------------------------------------------------------------
PRINCIPALS                                              ALTERNATES
------------------------------------------------------------------
------------------------------------------------------------------

                    FINANCE AND STRATEGIC PLANNING COMMITTEE

------------------------------------------------------------------
PRINCIPALS                                              ALTERNATES
------------------------------------------------------------------
------------------------------------------------------------------

                                 AUDIT COMITTEE

------------------------------------------------------------------
PRINCIPALS                                              ALTERNATES
------------------------------------------------------------------
------------------------------------------------------------------

                   HUMAN RESOURCES AND COMPENSATIONS COMMITTEE

------------------------------------------------------------------
PRINCIPALS                                              ALTERNATES
------------------------------------------------------------------
------------------------------------------------------------------

         Additionally, the president submitted to the consideration of those attending the acceptance of the resignation of [names of the officers] and the appointment of [names of the new officers] to hold the positions of [Chief Executive Officer], [Executive Finance and Audit Vice-President and CFO], [Senior Marketing Vice-President], [Senior Vice-President for Legal and Regulatory Matters], [Technical Operations Vice-President], [Sales Vice-President], [Human Resources Vice-President], [Vice-President for Data and Long Distance] and [Administrative Vice-President], respectively.

         Finally, the appointment of Messrs. [name of the secretary], [name of the alternate secretary], [name of the examiner] and [name of the alternate examiner] was proposed to hold the positions of secretary, alternate secretary, examiner and alternate examiner of the company, respectively, for the fiscal year ending on December 31, 2003.

         The president informed that the above mentioned resolutions will be subject to the condition precedent consistent in the consummation of the tender offer to purchase shares of Grupo Iusacell, S.A. de C.V. done or to be done by Movil Access, S.A. de C.V. or its affiliates, on or before December 13, 2003.

         After discussing this item of the agenda, the shareholders, by the vote of [__]% of the stock represented, resolved the following:

                                 [*] Resolution

         It is resolved to accept, effective as of this date, the resignations submitted by Messrs. [names of the resigning directors] to their positions in the Board of Directors and in the various Committees of the Board of Directors of the company; and the resignations submitted by Messrs. [name of the secretary, alternate secretary, examiners and alternate examiners] to their positions as secretary, alternate secretary, examiners and alternate examiners, respectively.

                                 [*] Resolution

         It is resolved to ratify and approve all and each of the acts performed by Messrs. [names of the resigning directors] as members or alternate members of the Board of Directors of the company, and to grant them the broadest final release under applicable law, both by the shareholders and by the company, from any liability of any sort, whether contractual or non-contractual, civil, criminal or any other that may be applicable to them in regard of the performance of their positions to the date this resolution is effective. Since the shareholders' meeting did not request from the members or alternate members of the Board of Directors any bond to guarantee the performance of their duties, there are no bonds to be returned.

                                 [*] Resolution

         It is resolved to ratify and approve all and each of the acts performed by Messrs. [names of the resigning members of the Committees] as members or alternate members of the Executive Committee, Finance and Strategic Planning Committee, Audit Committee and Human Resources and Compensations Committee of the company, and to grant them the broadest final release under applicable law, both by the shareholders and by the company, from any liability of any sort, whether contractual or non-contractual, civil, criminal or any other that may be applicable to them in regard of the performance of their positions to the date this resolution is effective.

                                 [*] Resolution

         It is resolved to accept, effective as of this date, the resignations submitted by Messrs. [names of the officers], to their positions as [Chief Executive Officer], [Executive Finance and Audit Vice-President and CFO], [Senior Marketing Vice-President], [Senior Vice-President for Legal and Regulatory Matters], [Technical Operations Vice-President], [Sales Vice-President], [Human Resources Vice-President], [Vice-President for Data and Long Distance] and [Administrative Vice-President], respectively.

                                 [*] Resolution

         It is resolved to ratify and approve all and each of the acts performed by [if applicable, names of the officers] as officers of the company, and therefore to grant them the broadest final release under applicable law, both by the shareholders and by the company, from any liability of any sort, whether contractual or non-contractual, civil, criminal or any other that may be applicable to them in regard of the performance of their positions to the date this resolution is effective.

                                 [*] Resolution

         It is resolved to ratify and approve any and all acts performed by Messrs. [name of the secretary], [name of the alternate secretary], [name of the examiners], [name of the alternate examiners] during their positions as secretary, alternate secretary, examiners and alternate examiners of the company, respectively, and therefore to grant them the broadest final release under applicable law, both by the shareholders and the company, from any liability of any sort, whether contractual or non contractual, civil, criminal or any other that may be applicable to them in regard of the performance of their positions to the date this resolution is effective. Since the shareholders' meeting did not request from the aforementioned any bond to guarantee the performance of their duties, there are no bonds to be returned.

                                 [*] Resolution

         It is resolved to appoint Messrs. [names of the new members stating, if applicable, if such members will be Series A or Series V members] as members of the Board of Directors and Messrs. [names of the new alternate members stating, if applicable, if such members will be Series A or Series V members] as alternate members of the Board of Directors, releasing all of them from the obligation to guarantee the faithful performance of their duties.

                                 [*] Resolution

         Pursuant to the preceding resolutions, it is resolved that the Board of Directors of the company, for the fiscal year ending on December 31, 2003, shall be comprised of [*] members and up to the same number of alternate members, each of which may substitute any of the members of the company in terms of Clause [*] of the company's by-laws, in terms of the following list:

Members                         Position                   Alternate Members
-------                         --------                   -----------------

     [It is hereby noted that the directors of foreign nationality have been warned that the performance of their duties in the United Mexican States is subject to obtaining the necessary authorizations.]

     Likewise, it is hereby noted that the directors appointed, previously expressed acceptance of their positions in the event the meeting were to approve their appointment.

                                 [*] Resolution

                  It is resolved that the following directors to act as members of the following Committees of the Board of Directors:

                               EXECUTIVE COMMITTEE

------------------------------------------------------------------
PRINCIPALS                                              ALTERNATES
------------------------------------------------------------------
------------------------------------------------------------------

                    FINANCE AND STRATEGIC PLANNING COMMITTEE

------------------------------------------------------------------
PRINCIPALS                                              ALTERNATES
------------------------------------------------------------------
------------------------------------------------------------------

                                 AUDIT COMITTEE

------------------------------------------------------------------
PRINCIPALS                                              ALTERNATES
------------------------------------------------------------------
------------------------------------------------------------------

                   HUMAN RESOURCES AND COMPENSATIONS COMMITTEE

------------------------------------------------------------------
PRINCIPALS                                              ALTERNATES
------------------------------------------------------------------
------------------------------------------------------------------

                                 [*] Resolution

     It is resolved to appoint Mr. [name of the new secretary] as secretary, Mr. [name of the new alternate secretary] as alternate secretary, Mr. [name of the new examiner] as examiner, and Mr. [name of the new alternate examiner] as new alternate examiner, for the fiscal year ending on December 31, 2003.

                                 [*] Resolution

     It is resolved to appoint as officers of the company Messrs. [if applicable, names of the new officers], who will hold the positions of [Chief Executive Officer], [Executive Finance and Audit Vice-President and CFO], [Senior Marketing Vice-President], [Senior Vice-President for Legal and Regulatory Matters], [Technical Operations Vice-President], [Sales Vice-President], [Human Resources Vice-President], [Vice-President for Data and Long Distance] and [Administrative Vice-President], respectively."

                                 [*] Resolution

         The resolutions [include reference to the above mentioned resolutions] are subject to the condition precedent consistent in the consummation of the tender offer to purchase shares of Grupo Iusacell, S.A. de C.V. done or to be done by Movil Access, S.A. de C.V. or its affiliates, on or before December 13, 2003.

     - Resoluciones en relacion con consejeros y funcionarios de las subsidiarias directas o indirectas de la sociedad.

                                 [*] Resolucion

         Se resuelve que la sociedad realizara todos los actos necesarios, incluyendo asistir a las asambleas de accionistas de sus subsidiarias y votar las acciones de su propiedad representativas del capital social de sus subsidiarias en dicho sentido, para que sus subsidiarias directas o indirectas, ratifiquen y aprueben todos y cada uno de los actos llevados a cabo por los senores [nombres], y resuelvan otorgarles el mas amplio finiquito que en derecho proceda y liberarlos, tanto los accionistas como la sociedad, en forma definitiva de toda responsabilidad de cualquier indole, ya sea contractual o extracontractual, civil, penal o cualquier otra que pudiere corresponderles.

[Se debe incluir la aprobacion de un procedimiento para el voto de las acciones en las subsidiarias conforme a lo establecido en los estatutos.]

                                 [*] Resolucion

         Las resoluciones [incluir referencia a todas las resoluciones tomadas en relacion con este punto del orden del dia] estaran sujetas a la condicion suspensiva consistente en que, en o antes del 13 de diciembre de 2003, se consume la oferta publica de compra de acciones de Grupo Iusacell, S.A. de C.V. realizada o a ser realizada por Movil Access, S.A. de C.V. o sus sociedades relacionadas.

         "Resolutions regarding directors and officers of direct and indirect subsidiaries of the company.

                                 [*] Resolution

         It is resolved that the company shall cause, including to attend to the shareholders meetings of its subsidiaries and vote its shares in subsidiaries, its direct or indirect subsidiaries to ratify and approve all and each of the acts performed by Messrs. [names] and to grant them the broadest final release under applicable law, both by the shareholders and by the company, from any liability of any sort, whether contractual or non-contractual, civil, criminal or any other that may be applicable to them.

[The mechanism to vote in the subsidiaries in accordance to by-laws must be included in the resolution]"

                                 [*] Resolution

         The resolutions [include reference to the above mentioned resolutions] are subject to the condition precedent consistent in the consummation of the tender offer to purchase shares of

Grupo Iusacell, S.A. de C.V. done or to be done by Movil Access, S.A. de C.V. or its affiliates, on or before December 13, 2003.

     -   Revocacion y otorgamiento de poderes.

         En relacion con el [*] punto del orden del dia, el presidente expreso a los presentes la conveniencia de revocar todos los poderes generales y especiales que la sociedad ha otorgado con anterioridad a esta fecha, ya sea directa o indirectamente, a traves de la asamblea de accionistas, sesiones del Consejo de Administracion y/o apoderados con facultades de delegacion o sustitucion, en favor de los senores [nombres de consejeros y funcionarios salientes].

         A solicitud de los accionistas, el presidente propuso la ratificacion y aprobacion de los actos llevados a cabo a esta fecha por las personas mencionadas en el parrafo anterior, en su calidad de apoderados o representantes de la sociedad y senalo la conveniencia de otorgar poderes generales y especiales, explicando la manera en que deberian ser otorgados y las personas a quienes seria conveniente conferirlos.

     El presidente informo que las resoluciones citadas estaran sujetas a la condicion suspensiva consistente en que, en o antes del 13 de diciembre de 2003, se consume la oferta publica de compra de acciones de Grupo Iusacell, S.A. de C.V. realizada o a ser realizada por Movil Access, S.A. de C.V. o sus sociedades relacionadas.

         Despues de deliberar respecto de este punto del orden del dia, los accionistas, por voto del [__]% de las acciones presentes, adoptaron las siguientes resoluciones:

                                 [*] Resolucion

         Se resuelve revocar todos los poderes generales y especiales que la sociedad ha otorgado con anterioridad a esta fecha, ya sea directa o indirectamente, a traves de la asamblea de accionistas, sesiones del Consejo de Administracion y/o apoderados con facultades de delegacion o sustitucion, en favor de los senores [nombres de consejeros y funcionarios, asi como de personas designadas por Movil Access, S.A. de C.V.].

                                 [*] Resolucion

         Se resuelve ratificar y aprobar todos y cada uno de los actos llevados a cabo a esta fecha por los senores [nombres de consejeros y funcionarios salientes], como apoderados o representantes de la sociedad, por lo que tambien se resuelve otorgarles el mas amplio finiquito que en derecho proceda y liberarlos de toda obligacion y responsabilidad por su actuacion hasta la fecha en surta efectos esta resolucion.

                                 [*] Resolucion

         Se resuelve otorgar en favor de _________________ un PODER ESPECIAL (pero tan amplio como en derecho sea necesario) para llevar a cabo cualquier tramite, incluyendo la firma y presentacion de documentos, ante la Comision Nacional Bancaria y de Valores y la Bolsa Mexicana de Valores, S.A. de C.V. en relacion con las obligaciones de la sociedad como emisora de valores en terminos de las disposiciones generales emitidas por la Comision Nacional Bancaria y de Valores.

                                 [*] Resolucion

         Se resuelve otorgar los siguientes poderes: [incluir poderes a otorgarse].

                                 [*] Resolucion

         Las resoluciones citadas estaran sujetas a la condicion suspensiva consistente en que, en o antes del 13 de diciembre de 2003, se consume la oferta publica de compra de acciones de Grupo Iusacell, S.A. de C.V. realizada o a ser realizada por Movil Access, S.A. de C.V. o sus sociedades relacionadas.

         "Revoking and granting of powers.

         In connection with the [*] item of the agenda, the president expressed to those present the convenience of revoking all of the general and special powers of attorney that the company has granted prior to this date, whether directly or indirectly, through shareholders' meetings, meetings of the Board of Directors and/or attorneys in fact with powers of delegation or substitution, in favor of Messrs. [names of outgoing directors and officers].

         At the request of the shareholders, the president proposed the ratification and approval of the acts performed to this date by the persons mentioned in the preceding paragraph, in their capacity as attorneys in fact or representatives of the company, and expressed the convenience of granting general and special powers of attorney, explaining the manner in which they should be granted and the persons to which it would be convenient to grant them.

         The president informed that the above mentioned resolutions will be subject to the condition precedent consistent in the consummation of the tender offer to purchase shares of Grupo Iusacell, S.A. de C.V. done or to be done by Movil Access, S.A. de C.V. or its affiliates, on or before December 13, 2003.

         After discussing such item of the agenda, the shareholders, by the vote of [__]% of the stock represented, resolved the following:

                                 [*] Resolution

         It is resolved to revoke all general and special powers of attorney that the company has granted prior to this date, whether directly or indirectly, through shareholders' meetings, meetings of the Board of Directors and/or attorneys in fact with delegation or substitution powers, in favor of [names of outgoing directors and officers, as well as persons designated by Movil Access, S.A. de C.V.].

                                 [*] Resolution

         It is resolved to ratify and approve all and each one of the acts performed to this date by Messrs. [names of outgoing directors and officers] as attorneys in fact or representatives of the company, and therefore to grant them the broadest final release under applicable law, from any obligation and responsibility for their performance to the date this resolution is effective.

                                 [*] Resolution

         It is resolved to grant in favor of [_________________] a SPECIAL POWER OF ATTORNEY (but as broad as necessary under applicable law) to perform any procedure, including the signing and filing of documents, before the National Banking and Securities Commission (Comision Nacional Bancaria y de Valores) and Bolsa Mexicana de Valores, S.A. de C.V., in connection with the obligations of the company as an issuer of securities in terms of the general provisions issued by the National Banking and Securities Commission.

                                 [*] Resolution

         It is resolved to grant the following powers of attorney: [include powers to be granted]."

                                 [*] Resolution

         The resolutions [include reference to the above mentioned resolutions] are subject to the condition precedent consistent in the consummation of the tender offer to purchase shares of Grupo Iusacell, S.A. de C.V. done or to be done by Movil Access, S.A. de C.V. or its affiliates, on or before December 13, 2003.

3. Resolutions in Subsidiaries of the Company. The Company will cause its direct or indirect subsidiaries to release from liability any persons designated by Virgo Selling Shareholders and Vela, including voting its shares. Such release must be done in the following terms in Spanish:

                                 [*] Resolucion

         Se resuelve ratificar y aprobar todos y cada uno de los actos llevados a cabo por los senores [nombres], por lo que tambien se resuelve otorgarles el mas amplio finiquito que en derecho proceda y liberarlos, tanto los accionistas como [nombre de la subsidiaria], en forma definitiva de toda responsabilidad de cualquier indole, ya sea contractual o extracontractual, civil, penal o cualquier otra que pudiere corresponderles.

                                 [*] Resolucion

         La resolucion anterior estara sujeta a la condicion suspensiva consistente en que, en o antes del 13 de diciembre de 2003, se consume la oferta publica de compra de acciones de Grupo Iusacell, S.A. de C.V. realizada o a ser realizada por Movil Access, S.A. de C.V. o sus sociedades relacionadas.

                                 "[*] Resolution

         It is resolved to ratify and approve all and each of the acts performed by [names], and therefore to grant them the broadest final release under applicable law, both by the shareholders and by [name of subsidiary], from any liability of any sort, whether contractual or non-contractual, civil, criminal or any other that may be applicable to them."

                                 [*] Resolution

         The above resolution is subject to the condition precedent consistent in the consummation of the tender offer to purchase shares of Grupo Iusacell, S.A. de C.V. done or to be done by Movil Access, S.A. de C.V. or its affiliates, on or before December 13, 2003."

                                TABLE OF CONTENTS

                                                                                                                   Page
                                                                                                                   ----
ARTICLE I            DEFINITIONS.................................................................................    2

                  Section 1.1.      Definitions..................................................................    2
                  Section 1.2.      Other Definitional Provisions................................................    8

ARTICLE II           TENDER OFFERS...............................................................................    9

                  Section 2.1.      Agreement to Commence Offers.................................................    9
                  Section 2.2.      Conditions to the Offers.....................................................    9
                  Section 2.3.      Modifications and Extensions of the Offers...................................    9
                  Section 2.4.      Purchasers Filings...........................................................   10
                  Section 2.5.      Escrow Arrangements..........................................................   11

ARTICLE III          OBLIGATION TO TENDER........................................................................   12

                  Section 3.1.      Verizon Selling Shareholders Agreement to Tender.............................   12
                  Section 3.2.      Vodafone Agreement to Tender.................................................   12

ARTICLE IV           REPRESENTATIONS AND WARRANTIES OF THE VERIZON SELLING SHAREHOLDERS..........................   12

                  Section 4.1.      Ownership of the Verizon Shares..............................................   13
                  Section 4.2.      Due Organization and Corporate Power.........................................   13
                  Section 4.3.      Authorization; Noncontravention..............................................   13
                  Section 4.4.      Capitalization...............................................................   14
                  Section 4.5.      Consents and Approvals.......................................................   14
                  Section 4.6.      Broker's or Finder's Fee.....................................................   14
                  Section 4.7.      EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES................................   14

ARTICLE V            REPRESENTATIONS AND WARRANTIES OF VODAFONE..................................................   15

                  Section 5.1.      Ownership of the Vodafone Shares.............................................   15
                  Section 5.2.      Due Organization and Corporate Power.........................................   15
                  Section 5.3.      Authorization; Noncontravention..............................................   15
                  Section 5.4.      Capitalization...............................................................   16
                  Section 5.5.      Consents and Approvals.......................................................   16
                  Section 5.6.      Broker's or Finder's Fee.....................................................   16
                  Section 5.7.      EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES................................   17

ARTICLE VI           REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS............................................   17

                  Section 6.1.      Due Organization and Corporate Power.........................................   17
                  Section 6.2.      Authorization; Noncontravention..............................................   17

                                      (i)

                                TABLE OF CONTENTS
                                   (continued)

                  Section 6.3.      Consents and Approvals.......................................................  18
                  Section 6.4.      Broker's or Finder's Fee.....................................................  18
                  Section 6.5.      Funds........................................................................  18
                  Section 6.6.      Financial Statements.........................................................  18

ARTICLE VII          TRANSACTIONS PRIOR TO CLOSING DATE..........................................................  19

                  Section 7.1.      Access to Information Concerning Properties and Records......................  19
                  Section 7.2.      Confidentiality..............................................................  20
                  Section 7.3.      Conduct of the Business of the Company Pending the Closing Date..............  20
                  Section 7.4.      Waiver of Right of First Refusal.............................................  22
                  Section 7.5.      Commercially Reasonable Efforts..............................................  22
                  Section 7.6.      Company Shareholders' Meeting................................................  23
                  Section 7.7.      Observer Rights..............................................................  23
                  Section 7.8.      No Solicitation of Other Offers By The Verizon Selling Shareholders..........  24
                  Section 7.9.      No Solicitation of Other Offers by Vodafone..................................  24
                  Section 7.10.     Dealings With Certain Governmental Entities..................................  25
                  Section 7.11.     Directors' and Officers' Insurance; Indemnification..........................  26
                  Section 7.12.     Public Announcements.........................................................  28
                  Section 7.13.     Compulsory Acquisition.......................................................  28
                  Section 7.14.     Termination of Agreements between the Company and Verizon and/or Vodafone....  28
                  Section 7.15.     No Dispositions..............................................................  28
                  Section 7.16.     Required FCC Consent.........................................................  29

ARTICLE VIII         CONDITIONS TO THE OFFER.....................................................................  29

                  Section 8.1.      Conditions to Obligations of the Parties.....................................  29

ARTICLE IX           TERMINATION AND ABANDONMENT.................................................................  30

                  Section 9.1.      Termination..................................................................  30
                  Section 9.2.      Effect of Termination........................................................  32
                  Section 9.3.      Acceptance of Superior Proposal..............................................  32
                  Section 9.4.      Termination Payment..........................................................  33

ARTICLE X            MISCELLANEOUS...............................................................................  34

                  Section 10.1.     Fees and Expenses............................................................  34
                  Section 10.2.     Survival.....................................................................  34
                  Section 10.3.     Extension; Waiver............................................................  35
                  Section 10.4.     Notices......................................................................  35
                  Section 10.5.     Entire Agreement.............................................................  37

                                      (ii)

                                TABLE OF CONTENTS
                                   (continued)

                  Section 10.6.     Binding Effect; Benefit; Assignment..........................................  37
                  Section 10.7.     Amendment and Modification...................................................  37
                  Section 10.8.     Headings.....................................................................  37
                  Section 10.9.     Counterparts.................................................................  37
                  Section 10.10.    APPLICABLE LAW...............................................................  37
                  Section 10.11.    Severability.................................................................  39
                  Section 10.12.    Interpretation...............................................................  39
                  Section 10.13.    Specific Enforcement.........................................................  39
                  Section 10.14.    WAIVER OF JURY TRIAL.........................................................  39
                  Section 10.15.    No Breach of Fiduciary Duty Required.........................................  39
                  Section 10.16.    No Effect From Bankruptcy....................................................  39
                  Section 10.17.    Waiver and Release...........................................................  40
                  Section 10.18.    Guarantee....................................................................  40
                  Section 10.19.    Indemnification Claims.......................................................  40
                  Section 10.20.    Early Termination............................................................  42

ANNEXES:

Annex A - Tender Offer Conditions
Annex B - Resolutions

                                     (iii)